As filed with the U.S. Securities and Exchange Commission on March 25, 2021.
Registration No. 333-254006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TPG Pace Tech Opportunities II Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1574680
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 301 Commerce St., Suite 3300 Fort Worth, TX 76102 Telephone: (212) 405-8458	(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jerry Neugebauer
c/o
TPG Pace Tech Opportunities II Corp.
301 Commerce St., Suite 3300
Fort Worth, TX 76102
Telephone: (212) 405-8458
Facsimile: (512) 533-6601
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Janeane R. Ferrari, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Paul D. Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 25, 2021
PRELIMINARY PROSPECTUS
$450,000,000
TPG Pace Tech Opportunities II Corp.
45,000,000 Class A Ordinary Shares

TPG Pace Tech Opportunities II Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
This is an initial public offering of our Class A ordinary shares, par value $0.0001 (the “Class A ordinary shares”), which we refer to as our public shares, at an initial public offering price of $10.00 per share. We have also granted the underwriters a 45-day option to purchase up to an additional 6,750,000 Class A ordinary shares to cover over-allotments, if any.
We are not offering warrants in connection with this initial public offering of our Class A ordinary shares, and no warrants will be purchased by our sponsor in a private offering prior to completion of this offering.
We will provide our public shareholders with the opportunity to redeem all or a portion of the public shares upon the completion of our initial business combination, subject to the limitations described herein. If we have not completed an initial business combination within 24 months from the closing of this initial public offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.
Our sponsor, TPG Pace Tech Opportunities II Sponsor, Series LLC, a Delaware limited liability company and an affiliate of TPG Global, LLC, a Delaware limited liability company (together with its affiliates, “TPG”) has committed to purchase 1,100,000 Class A ordinary shares (or 1,235,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per share (approximately $11,000,000 in the aggregate or approximately $12,350,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these Class A ordinary shares as the private placement shares throughout this prospectus. Each private placement share is identical to the public shares sold in this offering, subject to certain exceptions as described in this prospectus.
Our sponsor has acquired 5,000,000 Class F ordinary shares. We refer to these Class F ordinary shares as the Class F founder shares throughout this prospectus. The Class F founder shares will automatically convert into Class A ordinary shares on the first business day following the closing of our initial business combination, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class F founder shares will equal, in the aggregate on an as- converted basis, 10% of the sum of the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination) and the Class F founder shares, subject to certain adjustments as described in this prospectus. Prior to our initial business combination, only holders of our Class F ordinary shares will be entitled to vote on the appointment of directors.
Our sponsor also has acquired 10,000,000 Class G ordinary shares. We refer to these Class G ordinary shares throughout this prospectus as the Class G founder shares, and we refer to these collectively with the Class F founder shares throughout this prospectus as the founder shares. Our Class G founder shares will convert into Class A ordinary shares after our initial business combination only to the extent the trading price of our public shares exceeds certain thresholds after the initial business combination or in the event of a change of control transaction after our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares would equal, in the aggregate on an as-converted basis, up to 25% (based on varying triggers as discussed in more detail in this prospectus) of the sum of the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination) plus the total number of founder shares, subject to certain adjustments as described in this prospectus.
Prior to this offering, we have entered into a forward purchase agreement with TPG, whereby TPG agreed to purchase an aggregate of 5,000,000 Class A ordinary shares, at a price of $10.00 per share, for an aggregate purchase price of $50,000,000. TPG may transfer the obligation to purchase the shares, in whole or in part, to third parties. We refer to this forward purchase agreement as the original forward purchase agreement throughout this prospectus.
Prior to this offering, we also have entered into additional forward purchase agreements directly with third parties whereby such third parties agreed to purchase an aggregate of 12,500,000 Class A ordinary shares, at a price of approximately $10.00 per share, for an aggregate purchase price of approximately $125,000,000. We refer to these forward purchase agreements as the additional forward purchase agreements throughout this prospectus.
Currently, there is no public market for our Class A ordinary shares. We have applied to have the Class A ordinary shares sold in this offering listed on the New York Stock Exchange (the “NYSE”), under the symbol “TPGT” on or promptly after the date of this prospectus.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 45 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.
	Per Share	Total
Public offering price	$10.00	$450,000,000
Underwriting discounts and commissions(1)	$0.55	$24,750,000
Proceeds, before expenses, to us	$9.45	$425,250,000

(1)
Includes $0.35 per share, or $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also the section of this prospectus entitled “Underwriting” for a description of underwriting compensation payable to the underwriters.

Of the proceeds we receive from the sale of Class A ordinary shares in this public offering and the sale of Class A ordinary shares in the private placement with our sponsor, $450,000,000 (or $517,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case)) will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

TPG Capital BD, LLC is acting as our financial advisor, to provide financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this initial public offering, for which it will receive a fee of $832,500 (or $957,375 if the underwriters’ over-allotment option is exercised in full), which shall be payable upon the closing of this offering. The payment of such fee is not typical for blank check companies.
The underwriters are offering the Class A ordinary shares for sale in this public offering on a firm commitment basis. The underwriters expect to deliver the Class A ordinary shares to the purchasers on or about      , 2021.

Deustche Bank SecuritiesJ.P. Morgan SecuritiesGoldman Sachs & Co.
Northland SecuritiesSiebert William Shank
, 2021

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus, or the context otherwise requires, references to:
•
“additional forward purchase shares” are an aggregate of 10,000,000 Class A ordinary shares (or such greater amount as determined by mutual agreement of the company and the additional forward purchasers) that we expect the additional forward purchasers will purchase pursuant to additional forward purchase agreements;

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“additional forward purchasers” are to other third parties;

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“amended and restated memorandum and articles of association” are to our memorandum and articles of association of the company, adopted on           , 2021;

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“Black Scholes” are to the pricing model for pricing securities using market assumptions on dividends, borrowing, interest rates, volatility and entity credit spread, the strike price of the applicable security and its residual term;

•
“Class F founder shares” are to Class F ordinary shares sold to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class F ordinary shares at the time of our initial business combination (for the avoidance of doubt, such shares of our Class A ordinary shares will not be “public shares”);

•
“Class G founder shares” are to our Class G ordinary shares sold to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class G ordinary shares only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our shares trading at $12.50 per share and additional share trading thresholds up to $17.50 per share, in each case, as described in this prospectus (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•
“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

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“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination including but not limited to a private placement of equity or debt;

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“forward purchase agreements” are to the original forward purchase agreement and additional forward purchase agreements;

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“forward purchase shares” are to the aggregate number of Class A ordinary shares that are issued pursuant to the forward purchase agreements;

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“forward transferees” are to any third party to which TPG transfers any portion of its obligation to purchase the forward purchase shares under the original forward purchase agreement;

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“founder shares” are to our Class F founder shares and Class G founder shares initially purchased by our sponsor in a private placement prior to this offering and, unless the context otherwise requires, our Class A ordinary shares issued upon conversion thereof as provided herein;

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“initial shareholders” are to holders of our founder shares prior to this offering;

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“letter agreement” refers to the letter agreements, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

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“management” or “our management team” are to our officers and directors;

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“ordinary shares” are to our Class A ordinary shares and our founder shares, collectively;

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“over-allotment shares” are to Class A ordinary shares purchased by the underwriters to cover over-allotments;

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“private placement shares” are to the Class A ordinary shares that our sponsor has committed to purchase in a private placement that will close simultaneously with the closing of this offering (which private placement shares are identical to the shares sold in this offering, subject to certain limited exceptions as described in this prospectus) (for the avoidance of doubt, such private placement shares will not be “public shares”);

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“public shares” are to our Class A ordinary shares sold in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public shareholders” are to the holders of our public shares including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

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“sponsor” are to TPG Pace Tech Opportunities II Sponsor, Series LLC, a Delaware series limited liability company and an affiliate of TPG;

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“TPG” are to TPG Global, LLC, a Delaware limited liability company and its affiliates;

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“we,” “us,” “company,” “TPGT” or “our company” are to TPG Pace Tech Opportunities II Corp., a Cayman Islands exempted company.

All references in this prospectus to shares of the company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class F ordinary shares and Class G ordinary shares described in this prospectus will take effect as a redemption of such Class F ordinary shares and Class G ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we advise you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company
We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
We believe we are uniquely positioned to pursue a business combination with a promising technology company. Our team is comprised of experienced technology investors and operators with nearly 50 years of combined investment, transactional and senior management experience. Additionally, our relationship with TPG gives us advantaged insights into companies and potential transactions held by private equity funds (through TPG Capital) as well as those owned by founders and the venture community (through TPG Growth). We believe we are the only special purpose acquisition company (“SPAC”) sponsor targeting technology companies to have these sourcing and investment insight advantages in addition to our experience of leading three companies into the public markets through the SPAC process.
Our sponsor is an affiliate of TPG. While we may pursue an acquisition opportunity in any business industry, sector or location (subject to any contractual duty to offer the opportunity first to TPG funds as described below), we intend to capitalize on the ability of our management team to identify, acquire and operate an attractive technology or technology-driven business that we believe will be well positioned to thrive in the public markets business and that could benefit from a hands-on lead shareholder who can identify and implement improvements. Importantly, our management team has significant hands-on experience working with private companies to prepare them to successfully transition to the public markets and serve as active owners/directors by working closely with these companies to continue their growth trajectories and help create value in the public markets. Our management team and our Non-Executive Chairman have over 50 years of combined experience as operators, investors and advisors to technology businesses. We believe we can provide companies with valuable leadership and advice to both achieve a successful public offering and navigate the increasingly complex strategic landscape most technology companies face. We believe there are a number of attractive companies who are willing to enter the public markets but would benefit from our experience and assistance in making this important transition in addition to the benefits from the larger TPG ecosystem. Additionally, while prior success is no guarantee of future performance, we believe our experience in successfully closing three SPAC transactions provides investors and companies alike with significant confidence in our execution capabilities. We also believe we are one of the few SPAC sponsors with experience effecting carve-outs in connection with business combinations, and we believe our experience with these complex deals provides us with a distinct competitive advantage in the current market.
We believe there is a significant backlog of technology companies that are both looking to go public and that are interested in leveraging the benefits of a SPAC to make that transition. Many technology companies have complex stories to communicate to investors that need help explaining their business opportunity, unit economics, and long-term prospects to investors. Additionally, we believe many technology companies that want to be public need additional hands-on help in preparing for that transition, including the right people, systems, and processes to ensure the company can function in the public domain — forecasting, financial reporting and an expert investor outreach function. We believe the technology landscape is increasingly competitive and influenced by several large companies that continuously expand into new markets. Consequently, many technology companies that want to pursue a public offering today need help navigating their strategic options, carving out and protecting their market niche and explaining longevity to public investors. Given our significant experience both with technology companies and prior SPAC transactions, we believe we are well positioned among SPAC sponsors to address these needs and realize the benefits of a SPAC transaction for a business combination target.
TPG and our team have a long history of investing in leading technology companies. Some of TPG’s prior investments include: Advent (sold 2015), Airbnb (IPO 2020), Box (IPO 2015), C3.ai (IPO 2020), Checkmarx, Domo (IPO 2018), Ellucian, Eze Software (sold 2018), Hotwire (sold 2003), IQVIA (IPO 2013), Jio, Lynda.com (sold 2015), McAfee (IPO 2020), Sabre (IPO 2014), Spotify (direct list 2018), Survey Monkey (IPO 2018), Tanium, Uber (IPO 2019), Vertafore (sold 2016), WellSky, Wind River and Zscaler

(IPO 2018). Through these investments and others, our team and TPG have built a significant network with investors and management teams, which we believe will be helpful in consummating a successful business combination with an attractive target.
We believe that our management team is well positioned to identify attractive risk-adjusted returns in the marketplace and that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds and investment bankers, in addition to the extensive global industry and geographical reach of our affiliates, will enable us to pursue a broad range of attractive opportunities. Our management team believes that its ability to identify and implement value creation initiatives and to articulate that plan to investors has been an essential driver of past performance and will remain central to its differentiated sourcing strategy. In the current market, we expect an above average set of opportunities arising from assets held by private-equity funds, the venture community, founder and family owned businesses, as well as select divisions of public companies, that we will find attractive. Our affiliation with TPG and its private equity and growth equity business units significantly increases our reach and comprehension of attractive companies.
We also believe that the COVID-19 pandemic will amplify the success or failure of many technology companies as key trends accelerate, including brick and mortar stores closing, increasing distributed workforces and consumers and further technology automation. Against this backdrop, technology companies need help addressing the lasting impact of COVID-19 on their businesses to investors.
As a result of TPG’s significant ownership interest in our sponsor, TPGT is an affiliate of TPG. TPG is a leading global alternative investment firm with approximately $85 billion of assets under management as of September 30, 2020. TPG was founded in 1992 by David Bonderman and James Coulter. In 2015, Jon Winkelried joined TPG as Co-Chief Executive Officer alongside Mr. Coulter (Co-Chief Executive Officer) and Mr. Bonderman (Chairman). TPG maintains offices in San Francisco, Fort Worth, London, New York, Hong Kong and other major cities throughout the world.
TPG’s investment activities include discrete investment platforms focused on a range of alternative investment strategies, including (i) TPG Capital, which invests in middle- and large-market companies globally, with a primary focus on North America; (ii) TPG Asia, which invests in middle- and large-market companies across Asia; (iii) TPG Growth, which invests globally in small- and middle-market growth equity and private equity; (iv) The Rise Fund, which invests in businesses believed to have positive societal impact; and (v) TPG Tech Adjacencies, which invests in equity of internet, software, digital media and other similar technology companies. Beyond its private equity business, TPG has opportunistically established (vi) TPG Real Estate, which includes both TPG Real Estate Partners, its equity investment platform, and TPG Real Estate Finance Trust, its debt origination and acquisition platform; (vii) TPG Public Equity Partners, which invests in the public equity market; and (viii) TPG Strategic Capital Fund, which is a public governance-focused fund leveraging TPG’s experience across the public and private equity markets. TPG has over 1,000 employees and advisors, including approximately 500 investment and operations professionals.
Our management team’s objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and, where appropriate, affecting changes after making an acquisition to unlock value. While our approach is driven by investment fundamentals, and focusing on companies where we have differentiated insights, we also seek to drive investor alignment through a comprehensive value creation plan framework. Our board and management team have successfully applied this approach over the past 15 years in both North America and Europe and have deployed capital successfully in all market cycles.
TPG founded TPG Pace Beneficial Finance Corp. (“Pace Beneficial Finance”) in 2019, a blank check company focusing on a business combination with high-growth companies with the potential for strong environmental, social and governance (“ESG”) principles. Pace Beneficial Finance completed its initial public offering in October 2020, in which it sold 35,000,000 units, each consisting of one Class A ordinary share of Pace Beneficial Finance and one warrant to purchase one-fifth of one Class A ordinary share of Pace Beneficial Finance, for an offering price of $10.00 per unit, generating aggregate proceeds of $350,000,000. In December 2020, Pace Beneficial Finance entered into a definitive agreement with ENGIE New Business S.A.S., a wholly owned subsidiary of ENGIE S.A. (“Engie”), a multi-national utility with headquarters in France, to acquire its subsidiary EV Charged B.V. (“EVBox”). EVBox is a leading global provider of smart charging solutions for electric vehicles with Europe’s largest installed base of charging solutions and the most advanced cloud-based software offering. The EVBox transaction is subject to customary closing conditions for transactions involving special purpose acquisition companies and is expected to close in the second quarter of 2021. No assurance can be given that the EVBox transaction will close or that investors in Pace Beneficial Finance will realize a return on their investment. The announced acquisition of EVBox may not be indicative of our management team’s ability to successfully find a target business for our company and to consummate an initial business combination or realize a return on their investment. If the EVBox transaction does not close, Pace Beneficial Finance will have to seek another initial business combination target.
TPG founded TPG Pace Tech Opportunities Corp. (“Pace Tech Opportunities”) in 2019, a blank check company focused on a business combination with a company that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements. Pace Tech Opportunities completed its initial public offering in October 2020, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace Tech Opportunities and one warrant to purchase one-fifth of one Class A ordinary share of Pace Tech Opportunities, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement with Nerdy Inc. (“Nerdy”) to acquire Nerdy, a leading direct-to-consumer, curated gig economy platform for live online learning benefiting both learners and experts. The Nerdy transaction is subject to customary closing conditions for transactions involving special purpose acquisition companies and is expected to close in the second quarter of 2021. No assurance can be given that the Nerdy acquisition will close or that investors in Pace Tech Opportunities will realize a return on their investment. The announced acquisition of Nerdy may not be indicative of our management team’s ability to successfully find a target business for our company and to consummate an initial business combination or realize a return on their investment. If the Nerdy acquisition does not close, Pace Tech Opportunities will have to seek another initial business combination target.
TPG founded TPG Pace Holdings Corp. (“Pace-II”) in 2017, a blank check company formed for similar purposes as our company, to identify, acquire and operate a business that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements. Pace-II completed its initial public offering in June 2017, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace-II and one warrant to purchase one-third of one Class A ordinary share of Pace-II, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. In June 2019, Pace-II entered into a definitive agreement to acquire Accel Entertainment (“Accel”). Pace-II contributed in excess of $450 million in proceeds to Accel. Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of video game terminals (“VGTs”), redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores. On November 20, 2019, Pace-II consummated the business combination with Accel. Accel’s ordinary shares are traded on the NYSE under the symbol “ACEL.”
TPG founded TPG Pace Energy Holdings Corp. (“Pace Energy”) in 2017, a blank check company formed for similar purposes as our company, to identify, acquire and operate a business in energy or energy related industries that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements helping a promising company access and grow in the public markets. Pace Energy completed its initial public offering in May 2017, in which it sold 65,000,000 units, each consisting of one Class A common stock of Pace Energy and one warrant to purchase one-third of one Class A common stock of Pace Energy, for an offering price of $10.00 per unit, generating aggregate proceeds of $650,000,000. In March 2018, Pace Energy entered into a definitive agreement to create Magnolia Oil & Gas Corporation (“Magnolia”) by acquiring the South Texas Division of EnerVest Ltd. Pace Energy contributed in excess of $650 million in proceeds to Magnolia, a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins and free cash flow. On July 31, 2018, Pace Energy consummated the business combination with Magnolia. Magnolia’s shares of common stock are traded on the NYSE under the symbol “MGY.” Magnolia was the third best performing US-listed publicly traded E&P company measured by stock price appreciation for 2018.
TPG founded Pace Holdings Corp. (“Pace-I”) in 2015, a blank check company formed for similar purposes as our company, with the vision of helping a promising company access and grow in the public markets. Pace-I completed its initial public offering in September 2015, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace-I and one warrant to purchase one-third of one Class A ordinary share of Pace-I, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. In December 2016, Pace-I entered into a definitive agreement to acquire Playa Hotels and Resorts B.V. (“Playa”). Pace-I contributed in excess of $450 million in proceeds to Playa. Playa is an owner, operator and developer of all-inclusive resorts in beachfront locations in Mexico and the Caribbean. Playa owns a portfolio consisting of 21 resorts located in Mexico, Jamaica and the Dominican Republic. On March 11, 2017, Pace-I consummated the business combination with Playa. Playa’s ordinary shares are traded on the NASDAQ capital market under the symbol “PLYA.”
With respect to the foregoing examples, past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our sponsor’s or our management’s performance as indicative of our future performance. See “Risk Factors — Past performance by TPG, including our management team, may not be indicative of future performance of an investment in the company.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
TPG is currently sponsoring two other blank check companies, TPG Pace Solutions Corp. (“Pace Solutions”) and TPG Pace Beneficial II Corp. (“Pace Beneficial II”) that plan to complete their initial public offerings in the first half of 2021. Pace Solutions intends to seek a business combination with a target business in any industry or location that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements, while Pace Beneficial II intends to seek a business combination with a target business with the potential for strong ESG principles that is well positioned to thrive in the public markets.
Subject to his or her fiduciary duties under Cayman Islands law, none of our officers or directors who are also employed by our sponsor’s affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Certain of these officers and directors, however, have fiduciary and contractual duties to TPG and to certain companies in which TPG has invested, including the duty to offer acquisition opportunities to TPG funds or to companies of which they are officers or directors. These entities, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may compete with us for acquisition opportunities. For example, as a result of the contractual duties to TPG, certain officers and directors would be required to first present acquisition opportunities that fall within a TPG fund’s investment objectives or strategies to that fund, subject to their fiduciary duties as a matter of Cayman Islands law. A decision by the TPG fund to pursue the opportunity would preclude us from pursuing it. While these duties could limit the universe of potential acquisition targets available to us, we do not expect them to present in practice a significant conflict of interest with our search for an initial business combination.
We believe that some of the conflicts of interest with TPG funds will be naturally mitigated, to some extent, by the differing nature of the acquisition targets TPG typically considers most attractive for TPG funds and the types of acquisitions we expect to find most attractive for our company. TPG’s traditional private equity activities typically involve investing in private companies, and while TPG will often take companies public, it typically invests in those entities several years prior to an initial public offering, not at the time of such offering. In contrast, the acquisition targets that we expect to find most attractive would generally have capital structures and existing business operations and infrastructure to go public immediately upon our acquisition. As a result, we may become aware of a potential transaction that is not a fit for the traditional private equity or growth investment activities of TPG but that is an attractive opportunity for us.

In addition, TPG or its affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, TPG or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that these fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”
Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with TPG’s other blank check companies would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) Pace Beneficial Finance has entered into a definitive agreement to acquire EVBox, (ii) Pace Tech Opportunities has entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by geography in terms of the acquisition opportunities we can pursue.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and pursue initial business combination opportunities or complete our initial business combination.”
Neither our sponsor nor TPG will be providing investment advisory services to us, and we are not an investment advisory client of our sponsor or TPG under the Investment Advisers Act of 1940.
For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

Our Forward Purchase Agreements
We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreements. The forward purchases are intended to provide us with appropriate funding for our initial business combination.
Prior to this offering, we have entered into the original forward purchase agreement, pursuant to which TPG agreed to purchase an aggregate of 5,000,000 Class A ordinary shares at a price of $10.00 per share, for an aggregate purchase price of $50,000,000. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share for an aggregate purchase price of approximately $125,000,000. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination.
The proceeds of all purchases made pursuant to the forward purchase agreements will not be deposited into our operating account.
The terms of the forward purchase shares, respectively, are expected to generally be identical to the terms of the Class A ordinary shares being issued in this offering, except that the forward purchase shares and additional forward purchase shares will have no redemption rights and will have no right to liquidating distributions from our trust account. In addition, as long as the forward purchase shares are held by TPG or the forward transferees, and the additional forward purchasers, they will have certain registration rights. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Founder Share Structure
We have structured our founder shares to provide better aligned incentives than a typical blank check company. The Class G founder shares will only provide our sponsor, officers and directors with significant value if our public shares, following our initial business combination, experiences price appreciation, which we believe aligns our interests with the interests of both our public shareholders and continuing shareholders of any targets we may seek to acquire. Importantly, unlike other SPACs, our sponsor will receive a financial benefit that is directly coupled to the value that is created for investors.
The number of founder shares issued was determined based on the expectation that the founder shares would represent, on an as-converted basis, 10% of our Class A ordinary shares immediately following the completion of this offering ( without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares), with the potential to represent in the aggregate up to 25% of the outstanding Class A ordinary shares upon closing of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any

Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares) based on certain triggering events as described in this prospectus. The Class G ordinary shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. We believe this better aligns the incentives of our sponsor with that of our investors.
Business Strategy
Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, build a company in the public markets. We intend to seek a company in the technology industry that complements the experience and expertise of our management team and TPG and is a business that we think our transformative operating skills and strategic advice can improve. Our selection process will leverage our team’s network of industry, private equity sponsor and lending community relationships as well as relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We intend to deploy a pro-active, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital and capital markets expertise can be catalysts to transform companies and can help accelerate the target business’ growth and performance.
In addition, we intend to utilize the networks and industry experience of our management team and our board of directors in seeking an initial business combination. Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. This group has experience in:
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operating companies, setting and changing strategies, and identifying, mentoring and recruiting world-class talent;

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developing and growing companies, both organically and through acquisitions and strategic transactions, and expanding the product range and geographic footprint of a number of target businesses;

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sourcing, structuring, acquiring and selling businesses;

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accessing the capital markets, including financing businesses and helping companies transition to public ownership;

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engaging with public market analysts and investors to help companies better communicate their business model, opportunity and strategy to maximize value for their shareholders;

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building a network of relationships with many of the largest strategic and serial acquirers in the technology landscape;

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fostering relationships with sellers, capital providers and target management teams; and

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executing transactions in multiple geographies and under varying economic and financial market conditions.

TPG’s distinctive international network coupled with its thematic approach to sourcing has provided our management team, while at TPG, with a flow of referrals that have resulted in numerous transactions, and several proprietary opportunities that were not available to generalist and/or less active participants. We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, given our profile and thematic approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate our acquisition themes, including the parameters of our search for a target company, and will begin the disciplined process of pursuing and reviewing promising leads.
In addition to capital, we expect to provide value and enhanced credibility to companies we engage with on a potential business combination on multiple levels that most of our SPAC competitors are not experienced with, willing and/or prepared to do and that cannot be easily accomplished by working with the typical process of third-party advisors on a regular way initial public offering or direct listing. Our typical hands-on incremental value includes, but is not limited to:
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improving hands-on operating efficiency through cost evaluation and capital allocation decisions;

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improving budgeting process, accuracy and accountability;

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validating merger synergies and accretive valuation;

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helping companies install proper systems, processes and people to scale;

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verifying market opportunity and helping companies focus on their unique product market fit;

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enhancing and validating existing strategic plans to differentiate versus competitors;

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evaluating and improving methods to acquire and increase customer lifetime value;

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ensuring stability in leadership as well as proper corporate governance to scale beyond going public;

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ensuring fidelity of financial modeling and projections that will be publicly communicated as well as how best to do so;

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engaging strategics on behalf of the company to accelerate business development and corporate development options;

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assisting the company in negotiating significant business development and M&A deals; and

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establishing and ensuring high quality communication with analysts and investors to articulate long-term value creation.

In many cases, third-party advisors and existing venture or sponsor investors can assist companies with some of the above needs at various points in time, but often lack the bandwidth and focus to do so over a continuous and sustained period that persists after becoming a public company. Our team has done the above as operators of companies that have successfully been built from scratch, been acquired at scale, and/or were divisions of larger companies. In each case our management team and Non-Executive Chairman have delivered value to shareholders either through public market financings, organic growth and strategic acquisitions, and/or sales to strategic investors and financial sponsors. These difficult operating and strategic challenges are faced by almost every company in the technology landscape, and capital alone is insufficient to address their needs. Going public will not help many of these companies without access to trusted stewards and fiduciaries who understand the competitive environment, as well as the capital markets, and can help these businesses navigate each to maximize value.
Acquisition Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines which we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to acquire one or more businesses that we believe:
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are underperforming their potential in industries that are otherwise exhibiting stable or improving fundamentals. We intend to evaluate each industry and the target businesses within those industries based on several factors, including the potential for sustainable competitive advantage, growth in excess of GDP, ability to generate attractive returns and the sustainability of profit margins. We plan to seek targets that will be compatible with our rigorous value creation process, whereby we identify several value enhancing initiatives prior to making the acquisition and install processes to implement and optimize those initiatives.

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are in the technology, media or business services sectors and can utilize the extensive networks and strategic insights we have built in those sectors. In addition, we expect to evaluate targets in other industries that our management team understands well, including those that can use technology, including big-data and sophisticated revenue management techniques, to drive meaningful operational improvements and efficiency gains, or enhance its strategic position by using technology solutions to differentiate its offering.

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are at an inflection point, such as those requiring additional management expertise, are able to innovate by developing new products or services, or where we believe we can drive improved financial performance and where an acquisition may help facilitate growth. We believe that we are well-positioned to evaluate and improve a company’s growth prospects and help them realize the opportunities to create shareholder value following the consummation of a business combination.

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have built a unique product or service that addresses a large consumer or business market with sustainable competitive differentiation. Our management team and Non-Executive Chairman have significant experience building, advising and investing in companies to help them achieve competitive differentiation and leverage those strengths to drive growth. We intend to provide hands on operating assistance to help the business or businesses we acquire to maximize growth.

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are mature, at scale and ready to access the public capital markets, but need help articulating their business model and opportunity to public investors. Our management team and Non-Executive Chairman have significant experience engaging with public market analysts and investors to help companies better communicate their stories. We believe many companies in the technology, media and business services sectors can leverage our team’s experience and advice to maximize shareholder value as part of our initial business combination and following as an operating public company.

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have significant embedded and/or underexploited expansion opportunities. One of the key elements of TPG’s typical value creation approach is to acquire target companies to accelerate their growth. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team and Non-Executive Chairman have significant experience in identifying such targets and helping target management assess the strategic and financial fit. Similarly, our management team and Non-Executive Chairman have the expertise to assess the likely synergies and a process to help a target integrate acquisitions.

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exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on our company specific analysis and due diligence review. For a potential target company, this process will include, among other things, a review and analysis of the company’s capital structure, quality of earnings, potential for operational improvements, corporate governance, customers, material contracts, and industry background and trends. We intend to leverage the operational experience and disciplined investment approach of our team and those of TPG to identify opportunities to unlock value that our experience in complex situations allows us to pursue.

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will offer attractive risk-adjusted equity returns for our shareholders. We will seek to acquire a target on terms and in a manner that leverages our experience in transformational investing. Financial returns will be evaluated based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. Potential upside from growth in the target business’ earnings and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Our Acquisition Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view.
Members of our management team may directly or indirectly own our ordinary shares and/or private placement shares following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
All of the members of our management team are employed by TPG. TPG is continuously made aware of potential business opportunities, and we may pursue a prospective target business that has already been considered by TPG, Pace-I, Pace Energy, Pace-II, Pace Tech Opportunities, or Pace Beneficial Finance in a different context. However, TPG is not under any obligation to source any potential opportunities for our initial business combination or refer any such opportunities to our company or provide any other services to our company. TPG’s role with respect to our company is expected to be primarily passive and advisory in nature. TPG has fiduciary and contractual duties to its investment vehicles and to certain companies in which TPG has invested. As a result, TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us. Additionally, certain companies in which TPG has invested may enter into transactions with, provide goods or services to, or receive goods or services from an entity with which we seek to complete our initial business combination. Transactions of these types may present a conflict of interest because TPG may directly or indirectly receive a financial benefit as a result of such transaction. See “Risk Factors — TPG is not under any obligation to source any potential opportunities for our initial business combination. TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us.”
As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the investment mandate of any entity to which he or she has pre-existing fiduciary or contractual obligations, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions, and Pace Beneficial II, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.
Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is, or will be, required to present a business combination opportunity. In addition, our sponsor may participate in the formation of another blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Specifically, our officers and certain of our directors have fiduciary and contractual duties to TPG and certain companies it has invested in or managed, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association provides us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.
However, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our directors and officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with Pace Beneficial, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) on December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox, (ii) on January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by industry or geography in terms of the acquisition opportunities we can pursue.
Further, Karl Peterson, our Non-Executive Chairman and Director, serves as Non-Executive Chairman and Director of Pace Beneficial Finance, Pace Tech Opportunities, Pace Beneficial II and Pace Solutions. David Bonderman, our Director, serves as a Director of Pace Beneficial Finance, Pace Tech Opportunities and Pace Solutions. Greg Mrva, our President, serves as the President of Pace Tech Opportunities. Eduardo Tamraz, our Executive Vice President of Corporate Development and Secretary, serves as the Secretary of Pace Beneficial Finance and Pace Beneficial II, as the Executive Vice President of Corporate Development and Secretary of Pace Tech Opportunities, and as the President of Pace Solutions. Martin Davidson, our Chief Financial Officer, serves as the Chief Financial Officer for Pace Beneficial Finance, Pace Tech Opportunities, Pace Beneficial II and Pace Solutions. Julie Hong Clayton, a Director Nominee, serves as a Director of Pace Tech Opportunities, and is expected to serve as a member of the Board of Directors of Pace

Solutions upon completion of its offering. Chad Leat, a Director Nominee, serves as a Director of Pace Beneficial Finance and Pace Tech Opportunities, and is expected to serve as a member of the Board of Directors of Pace Beneficial II upon completion of its offering. Kathleen Phillips, a Director Nominee, serves as a Director of Pace Beneficial Finance and Pace Tech Opportunities, and is expected to serve as a member of the Board of Directors of Pace Solutions upon completion of its offering. Wendi Sturgis, a Director Nominee, serves as a Director of Pace Tech Opportunities, and is expected to serve as a member of the Board of Directors of Pace Solutions upon completion of its offering.
In addition to the above, our officers and directors are not required to commit any specific amount of time to our affairs, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. Accordingly, our officers and directors may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.
Initial Business Combination
In accordance with the rules of the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account, if any) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or an independent valuation or appraisal firm with respect to satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. Unlike initial public offerings of other special purpose acquisition companies, investors in this offering will not receive any warrants (which typically would become exercisable following completion of our initial business combination).
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will be able to properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Corporate Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act.”) As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value (as defined below) of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are a Cayman Islands exempted company incorporated on January 4, 2021. Our executive offices are located at 301 Commerce St., Suite 3300 Fort Worth, Texas 76102 and our telephone number is (212) 405-8458. Upon completion of this offering, our corporate website address will be https://www.tpg.com/tpg-pace-tech-opportunities-II. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

THE OFFERING
In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities Offered
45,000,000 Class A ordinary shares, at $10.00 per share (or 51,750,000 Class A ordinary shares if the underwriters’ over-allotment is exercised in full)
Proposed NYSE Symbols
Class A ordinary shares: “TPGT”
Ordinary Shares:
Number outstanding before this
offering, excluding Class G ordinary shares
5,000,000
Number outstanding after this
offering, excluding Class G ordinary shares
51,100,000(1)(2)(3)

(1)
On the first day following the closing of our business combination, the Class F founder shares will automatically convert into a number of our Class A ordinary shares equal to 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, without giving effect to (w) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (x) any Class A ordinary shares issuable upon conversion of the Class G founder shares, (y) any redemptions of public shares in connection with the initial business combination or (z) any private placement shares. If calculated based on the public shares outstanding as of immediately after this offering, the Class F ordinary shares would be convertible (on the first day following the closing of our business combination) into an aggregate of 5,000,000 Class A ordinary shares (5,750,000 if the underwriters exercise their over-allotment option in full).

(2)
Does not include Class A ordinary shares that may be issuable upon conversion of the 10,000,000 Class G founder shares, which amount would be up to 10,000,000 Class A ordinary shares (11,500,000 if the underwriters exercise their over-allotment option in full) as of immediately after this offering. The Class G founder shares will convert into Class A ordinary shares after our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including equal triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all Class G ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

(3)
Includes 45,000,000 public shares and 1,100,000 private placement shares, in each case assuming the over-allotment option has not been exercised.

Forward Purchase Agreements
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of 5,000,000 Class A ordinary shares at a price of $10.00 per share, for an aggregate purchase price of $50,000,000. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an additional aggregate of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share, for an aggregate purchase price of approximately $125,000,000. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing ofour initial business combination. The sale of the additional forward purchase shares will be subject to the approval of ourboard of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase thenumber of additional forward purchase shares at any time prior toour initial business combination. Additionally, in connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
The proceeds of any purchases under the forward purchase agreements will not be deposited in the trust account. The forward purchase shares and additional forward purchase shares will not have any redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association, and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and the additional forward purchase shares will have certain registration rights, as long as such forward purchase shares and the additional forward purchase shares are held by TPG or the forward transferees, and the additional forward purchasers. The forward purchase shares and additional forward purchase shares, to the extent issued prior to the record date for a shareholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other outstanding Class A ordinary shares.
Except as described above, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary sharesbeing issued in this offering.
Appointment of directors; voting rights
Prior to our initial business combination, only holders of Class F ordinary shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In connection with our initial business combination, we may enter into an agreement or other arrangement with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination, and such agreement or arrangement may provide for, or the target shareholders may require that such agreement provide for, nomination, designation or representation rights on the board of directors of the combined entity that may be not be proportionate to our shareholders' or such target shareholders' ownership interest in the combined company.
Founder shares
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares, for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Additionally, in connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination,

(y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
The Class F founder shares will automatically convert into Class A ordinary shares on the first business day following the closing of our initial business combination, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class F founder shares will equal, in the aggregate on an as-converted basis, 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares. Prior to our initial business combination, only holders of our Class F ordinary shares will be entitled to vote on the appointment of directors.
The Class G founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. The Class G founder shares will be convertible into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F founder shares and Class G founder shares) would equal, in the aggregate on an as-converted basis, 15%, 20% and 25% (based on varying triggers as discussed in more detail in this prospectus) of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares.
The founder shares are identical to the public shares being sold in this offering, except that:
•
only holders of the Class F founder shares have the right to vote on the appointment of directors prior to our initial business combination or continuing the company in a jurisdiction outside the Cayman Islands during such time;

•
the Class F founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, as described herein;

•
the Class G founder shares will convert into Class A ordinary shares after our initial business combination, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus;

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
each of our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (a) their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination; (b) their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the completion of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we do not complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we do not complete our initial business combination within the prescribed time frame. If we submit our initial business combination to our public shareholders for a vote, the holders of our founder shares have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 14,450,000, or approximately 32.1%, of 45,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares or additional forward purchase shares have been issued, (iii) the parties to the letter agreements have not acquired any Class A ordinary shares other than the private placement shares and (iv) all issued and outstanding shares are voted); and
•
the founder shares are entitled to registration rights.

Transfer restrictions on founder shares
Except as described herein, our initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares, private placement shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (C) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) any of their Class G founder shares for any reason, other than to specified permitted transferees or subsequent to our initial business combination in connection with a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class G ordinary shares will not be subject to such restrictions on transfer (in each case except as described herein under the section of this prospectus entitled “Principal Shareholders —  Restrictions on Transfers of Founder Shares and Private Placement Shares”).
Founder shares conversion and anti-dilution rights
The Class F founder shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class F founder shares will equal, in the aggregate on an as-converted basis, 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares.
The Class G founder shares will be convertible into Class A ordinary shares at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F founder shares and Class G founder shares) will equal, in the aggregate on an as-converted basis, 15%, 20% and 25% (based on varying triggers as discussed in more detail in this prospectus) of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares.
If between the closing of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, the Class G ordinary shares for each such target achievement will automatically convert into Class A ordinary shares at the 15%, 20% and 25% conversion ratios described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):
•
15% at $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “First Price Trigger”);

•
20% at $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Second Price Trigger”); and
•
25% at $17.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Third Price Trigger”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $15.00 but does not exceed $17.50 for 20 trading days within a 30-trading day period, both the First Price Trigger and Second Price Trigger target achievements will be met, resulting in the Class G founder shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the Class F founder shares, would represent 20% of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued that would, based on these triggers, be issuable upon conversion of the Class F founder shares and Class G founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, without giving effect to (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any redemption of public shares in connection with the initial business combination or (z) any private placement shares. In this case, assuming that all of the forward purchase shares and no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, the Class G ordinary shares would convert into an aggregate of 8,680,556 Class A ordinary shares.
In the event of any liquidation, merger, share exchange, reorganization or other similar transaction is consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, all of the then-outstanding Class G founder shares will automatically convert into Class A ordinary shares, contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F ordinary shares and Class G ordinary shares) in the aggregate on an as-converted basis, would represent no more than 25% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares, to be determined as follows: Number of Class A ordinary shares issuable upon conversion of Class G founder shares shall equal (i) the number of Class G founder shares then-outstanding multiplied by (ii) a fraction, the numerator of which is Black Scholes per share value of Class G founder shares (as determined by a third party) and the denominator of which is the per share value of Class A ordinary shares in the Strategic Transaction as of immediately prior to closing; provided the fraction shall not exceed 1.
All Class G ordinary shares that have not been converted to Class A ordinary shares on the 10th anniversary of our initial business combination will be automatically forfeited.
The Class G ordinary shares are not transferrable for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class G ordinary shares will not be subject to such restrictions on transfer (as described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Shares”).
Any conversion of Class F ordinary shares and Class G ordinary shares described herein will take effect as a compulsory redemption of Class F ordinary shares and Class G ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class F ordinary shares and Class G ordinary shares convert into Class A ordinary shares at a rate of less than one to one. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x ) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Private placement shares
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share ($11,000,000 in the aggregate or approximately $12,350,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the private placement shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $450,000,000 (or $517,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement shares will be worthless. As long as the private placement shares are held by our sponsor or its permitted transferees, the private placement shares will not be redeemable by us.
Transfer restrictions on private placement shares
The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Shares”).
Proceeds to be held in trust
account
The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement shares be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement shares described in this prospectus, $450,000,000, or $10.00 per share, ($517,500,000, or $10.00 per share, if the underwriters’ over-allotment option is exercised in full) will be deposited into a non-interest bearing U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and $2.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. Beginning in January 2022, we expect to invest the funds in the trust account in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. These proceeds include $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any,

the proceeds from this offering and the sale of the private placement shares will not be released from the trust account until the earliest to occur of (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we have not completed our business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes, which we are permitted to withdraw at any time during the annual period. Beginning in January 2022, we expect to invest the funds in the trust account will be invested in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) from January 2022 will be sufficient to pay our franchise and income taxes.
Unless and until we complete our initial business combination, we may pay our expenses only from:
•
the net proceeds of this offering and the sale of the private placement shares not held in the trust account, which will be approximately $1,100,000 in working capital after the payment of approximately $900,000 in expenses relating to this offering; and
•
any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.
If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm, or an independent accounting firm. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
Permitted purchases of public shares by our affiliates
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase where otherwise permissible under applicable laws, rules and regulations. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial shareholders, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) clear all trades with a designated officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.
The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Redemption rights for public shareholders upon completion of our initial business combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and private placement shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.
Limitation on redemptions
Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.
Manner of conducting
redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.
If we hold a shareholder vote to approve our initial business combination, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders and each member of our management team have agreed (and their permitted transferees will agree) to vote their founder shares and private placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 14,450,000, or approximately 32.1%, of the 45,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares or additional forward purchase shares have been issued, (iii) the parties to the letter agreements have not acquired any Class A ordinary shares other than the private placement shares and (iv) all issued and outstanding shares are voted). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by it in or after this offering. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.
Tendering share certificates in connection with a tender offer or redemption rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our initial shareholders, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.
Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein, but excluding the provision of the articles relating to the appointment of directors), may be amended if approved by special resolution under Cayman Islands law, being the affirmative vote of a majority of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as converted basis, 26% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and including the Class F and G ordinary shares and the private placement shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose.
Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon closing of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, officers, and directors have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our private placement shares, which will be worthless if we do not to complete our initial business combination within the 24-month time period.
Our sponsor, officers and directors have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we do not complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete our initial business combination within the allotted 24-month time frame.
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete an initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public shares, subject to the limitations described above under “Limitations on Redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer or director, or any other person.

Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
Payments to insiders
There will be no restrictions on payments made by the company to our sponsor, officers or directors, or our or their affiliates. We expect that some or all of the following payments will be made to our sponsor, officers or directors, or our or their affiliates:
•
Repayment of an aggregate of $750,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•
Payment to an affiliate of our sponsor of a total of $50,000 per month, for up to 24 months, for office space, administrative and support services;

•
Reimbursement of legal fees and expenses incurred by our sponsor, officers or directors in connection with our formation, the initial business combination and their services to us;

•
Payment of a finder’s fee, consulting fee or other compensation and reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination and performing due diligence on suitable business combinations, including to TPG Capital BD, LLC, and other entities affiliated with TPG;

•
Payment of up to $832,500 (or $957,375 if the underwriters’ over-allotment option is exercised in full) for providing financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, to TPG Capital BD, LLC, which shall be payable upon the closing of this offering;

•
At the closing of our initial business combination, payment of a customary financial advisor fee, agent fee or consulting fee to TPG Capital BD, LLC and other entities affiliated with TPG in an amount that constitutes a market standard fee for comparable transactions; and

•
Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
These payments, other than the repayment of sponsor loans and monthly fees for office space, administrative and support services, are not typical for blank check companies. The monthly fees for office space, administrative and support services are higher than what is typical for blank check companies. These payments may be funded using the net proceeds of this offering and the sale of the private placement shares not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.
Audit Committee
Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee, (which will be composed entirely of independent directors). Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management —  Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest
TPG manages multiple investment vehicles. Funds managed by TPG or its affiliates may compete with us for acquisition opportunities. If these funds decide to pursue any such opportunity, we may be precluded from pursuing it. In addition, investment ideas generated within TPG, including by persons who may make decisions for the company, may be suitable for both us and for a current or future TPG fund and may be directed to such investment vehicle rather than to us, subject to applicable fiduciary duties. Neither TPG nor members of our management team who are also employed by TPG have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or managing directors of TPG. TPG and/or our management, in their capacities as officers or managing directors of TPG or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future TPG investment vehicles, or third parties, before they present such opportunities to us, subject to applicable fiduciary duties.
Certain of our officers and directors have fiduciary and contractual duties to TPG and to certain companies in which TPG has invested. These entities, including Pace Beneficial Finance and Pace Tech Opportunities, may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. As a result, certain of our officers and directors will have a duty to offer acquisition opportunities to companies that they are officers or directors of and certain TPG funds before we can pursue such opportunities. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.
We believe that some of the conflicts of interest with TPG funds will be naturally mitigated, to some extent, by the differing nature of the acquisition targets TPG typically considers most attractive for TPG funds and the types of acquisitions we expect to find most attractive for our company. TPG’s traditional private equity activities typically involve investing in private companies, and while TPG will often take companies public, it typically invests in those entities several years prior to an initial public offering, not at the time of such offering. As a result, we may become aware of a potential transaction that is not a fit for the traditional private equity or growth investment activities of TPG but that is an attractive opportunity for us.
In addition, TPG or its affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, TPG or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with TPG’s other blank check companies would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) Pace Beneficial Finance has entered into a definitive agreement to acquire EVBox, (ii) Pace Tech Opportunities has entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by geography in terms of the acquisition opportunities we can pursue.
We may also engage entities affiliated with TPG, including TPG Capital BD, LLC, for services in connection with identifying and investigating potential targets for, and the consummation of, our business combination. Conflicts may arise from TPG’s sponsorship of our company and its provision of these services to us.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and pursue initial business combination opportunities or complete our initial business combination.”
For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”
Indemnity
Our sponsor will have agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations.
We have not asked our sponsor to reserve for such eventuality. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all third parties and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks
We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination (at the earliest), we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
January 8, 2021
Actual
Balance Sheet Data:
Total assets	$58,334
Total liabilities	$42,104
Working capital	$(17,104)
Value of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share)	$—
Shareholder’s equity	$16,230
If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within such 24-month time period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
RISK FACTOR SUMMARY
Some of the statements contained in this prospectus may constitute forward-looking statements for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:
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our ability to select an appropriate target business or businesses;

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our ability to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 outbreak;

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our expectations around the performance of the prospective target business or businesses;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

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actual and potential conflicts of interest relating to TPG;

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the proceeds of the forward purchase shares and additional forward purchase shares being available to us;

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our potential ability to obtain additional financing to complete our initial business combination;

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our pool of prospective target businesses;

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the ability of our officers and directors to generate a number of potential acquisition opportunities;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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the trust account not being subject to claims of third parties;

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our financial performance following this offering; or

•
the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination
Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.
We may choose not to hold a shareholder vote before we complete our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would not be required to seek shareholder approval to complete such a transaction. Except as required by law or stock exchange, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete.
Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
If we seek shareholder approval of our initial business combination, our initial shareholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
Our initial shareholders will own as a result of their founder shares (excluding any private placement shares and forward purchase shares and assuming our initial shareholders do not purchase any other public shares in this offering) shares representing 10% of our outstanding Class A ordinary shares immediately following the completion of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares), with the potential to represent in the aggregate up to 25% of the outstanding Class A ordinary shares upon closing of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares) based on certain triggering events as described in this prospectus. Our initial shareholders and members of our management team also have committed to purchase private placement shares and forward purchase shares, and may from time to time purchase other Class A ordinary shares prior to or in connection with our initial business combination. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In such case, our initial shareholders have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 14,450,000, or approximately 32.1%, of 45,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares or additional forward purchase shares have been issued, (iii) the parties to the letter agreements have not acquired any Class A ordinary shares other than the private placement shares and (iv) all issued and outstanding shares are voted). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if our sponsor agreed to vote its founder shares in accordance with the majority of the votes cast by our public shareholders.
In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase shares to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase shares fails to close, we may lack sufficient funds to complete our initial business combination.
Prior to this offering, we have entered into the original forward purchase agreement with TPG pursuant to which it will be obligated to purchase an aggregate of at least $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of approximately $10.00 per share, in one or more private placements that will close no later than simultaneously with our initial business combination.
The funds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company. If TPG does not agree to fund more than the amount necessary to complete our initial business combination, the post-transaction company may not have enough cash available for working capital. The sale of the forward purchase shares does not depend on whether any public shareholders elect to redeem their shares and is intended to provide us with a minimum funding level for the initial business combination. However, if the sale of the forward purchase shares does not close by reason of the failure of TPG or any forward transferee to fund the purchase price for their forward purchase shares, for example, or for any other reason, we may lack sufficient funds to complete our initial business combination. Additionally, the obligation of TPG and any forward transferee to purchase the forward purchase shares are subject to termination prior to the closing of the sale of such forward purchase shares by mutual written consent of us and TPG, or, automatically: (a) if this offering is not completed on or prior to July 31, 2021; or (b) if the initial business combination is not completed within 24 months of the closing of this offering or such later date as may be approved by the Company’s shareholders. The obligation of TPG and any forward transferees to purchase the forward purchase shares will be subject to fulfillment of customary closing conditions and other conditions as set forth in the forward purchase agreement, including: (a) the initial business combination shall be completed substantially concurrently with the purchase of the forward purchase shares (if the company has not elected to make TPG consummate such purchase at an earlier date); and (b) the company must have delivered to TPG a certificate evidencing the company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) business days of the closing of the sale of the forward purchase shares. In the event of any such failure to fund by TPG, any obligation is so terminated or any such condition is not satisfied and not waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. While TPG has represented to us that each has sufficient funds to satisfy its respective obligations under the respective forward purchase agreements, we have not obligated TPG to reserve funds for such obligations.

We expect that the additional forward purchasers will purchase up to $125,000,000 of additional forward purchase shares prior to or simultaneously with our initial business combination pursuant to additional forward purchase agreements, but have no obligation to make such purchase. Our ability to raise additional capital or consummate our initial business combination may be adversely impacted if the additional forward purchasers decline to exercise this right.
We expect that the additional forward purchasers will purchase up to $125,000,000 of additional forward purchase shares prior to or simultaneously with our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. In addition, if our board of directors determines that additional capital is needed in order to consummate our initial business combination or for other reasons, and the additional forward purchasers do not purchase in full the up to $125,000,000 of additional forward purchase shares, we may not have the capital to satisfy certain conditions to our initial business combination. Depending on the terms of our initial business combination and the value of our securities at such time, this may significantly reduce and/or dilute the economic interest of our public shareholders in the post-combination entity.
The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances.
Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of the coronavirus (“COVID-19”) continues both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In such case, our public shareholders may only receive $10.00 per share. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.
In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world, including the United States and Europe. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The pandemic, together with resulting voluntary and U.S. federal and state and non-U.S. governmental actions, including, without limitation, mandatory business closures, public gathering limitations, restrictions on travel and quarantines, has meaningfully disrupted the global economy and markets. Although the long-term economic fallout of COVID-19 is difficult to predict, it has had and is expected to continue to have ongoing material adverse effects across many, if not all, aspects of the regional, national and global economy. The COVID-19 outbreak has resulted in a widespread health crisis that has adversely affected economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel or limit the ability to have meetings with potential investors, or the target company’s personnel, and vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, where otherwise permissible under applicable laws, rules and regulations, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, TPG and the additional forward purchasers may purchase forward purchase shares and additional forward purchase shares, respectively, prior to our initial business combination. None of the funds in the trust account will be used to purchase shares, forward purchase shares or additional forward purchase shares in such transactions.
Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.
In addition, if such purchases are made, the public “float” of our Class A ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Business Strategy” and “— Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our Class A ordinary shares issued in this offering, or less than such amount in certain circumstances.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares which our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.
If the net proceeds of this offering and the sale of the private placement shares not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination, in which case our public shareholders may receive $10.00 per share, or less than such amount in certain circumstances.
The funds available to us outside of the trust account to fund our working capital requirements may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.
We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.
If the net proceeds of this offering and the sale of the private placement shares not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement shares, only approximately $1,100,000 will be available to us initially outside the trust account. In the event that our offering expenses exceed our estimate of $900,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $900,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination.
Up to $1,500,000 of such loans may be convertible into shares of the post-business combination entity at a price of $10.00 per share at the option of the lender. The shares would be identical to the public shares. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share on our redemption of our public shares. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.
Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.
Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor will have agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties and prospective target businesses.
The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by shareholders may be less than $10.00 per share.
The net proceeds of this offering and certain proceeds from the sale of the private placement shares, in the amount of $450,000,000, will be held in a non-interest-bearing trust account. Beginning in January 2022, we expect to invest the funds in the trust account in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we are permitted to use to pay our taxes and up to $100,000 of dissolution expenses) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $450,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

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restrictions on the nature of our investments, and

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restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to search for a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Prior to such time, such proceeds will not be invested and will be held in a non-interest bearing trust account. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.
We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.
We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.
We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional Class A ordinary shares upon the conversion of the Class F or Class G ordinary shares at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.
Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, 30,000,000 Class F ordinary shares, par value $0.0001 per share, 30,000,000 Class G ordinary shares, par value $0.0001 per share, and 5,000,000 undesignated preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 453,900,000, 25,000,000 and 20,000,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares, Class F ordinary shares and Class G ordinary shares available, respectively, for issuance, which amount does not take into account the forward purchase shares, or shares issuable upon conversion of the Class F ordinary shares or Class G ordinary shares. The Class F ordinary shares are automatically convertible into Class A ordinary shares on the first business day following the completion of our initial business combination, and the Class G ordinary shares are convertible into Class A ordinary shares thereafter as described herein. Immediately after this offering, there will be no preferred shares issued and outstanding.
We may issue a substantial number of additional ordinary shares, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional Class A ordinary shares upon conversion of the Class F ordinary shares or Class G ordinary shares as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preferred shares:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

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could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our Class A ordinary shares.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances on the liquidation of our trust account. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

TPG is not under any obligation to source any potential opportunities for our initial business combination. TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us.
TPG may become aware of a potential business combination opportunity that may be an attractive opportunity for our company. However, TPG is not under any obligation to source any potential opportunities for our initial business combination or refer any such opportunities to our company or provide any other services to our company. TPG’s role with respect to our company is expected to be primarily passive and advisory in nature. TPG has fiduciary and contractual duties to its investment vehicles and to certain companies in which TPG has invested. As a result, TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us. Additionally, certain companies in which TPG has invested may enter into transactions with, provide goods or services to, or receive goods or services from an entity with which we seek to complete our initial business combination. Transactions of these types may present a conflict of interest because TPG may directly or indirectly receive a financial benefit as a result of such transaction.
We are not an investment advisory client of our sponsor or TPG under the Investment Advisers Act, and we are not an investment company under the Investment Company Act.
Neither our sponsor nor TPG will be providing investment advisory services to us, and we are not an investment advisory client of our sponsor or TPG under the Investment Advisers Act of 1940 (the “Advisers Act”). We are not a TPG fund. This means that we are not entitled to the protections afforded to clients under the Advisers Act, and our sponsor and TPG owe no fiduciary duties to us under the Advisers Act. In particular, our sponsor and TPG have no fiduciary or other duties to present us with any potential acquisition opportunities or any information, investment strategies or ideas known to them or developed or used in connection with their other investment activities, and, in certain cases, may be prohibited from doing so.
In addition, we are not an investment company under the Investment Company Act of 1940, and we are not entitled to the protections afforded to investment companies under that law.
Since TPG, the additional forward purchasers, our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
Prior to this offering, we have entered into the original forward purchase agreement with TPG, and we have entered into additional forward purchase agreements with the additional forward purchasers pursuant to which they have agreed to purchase at least 12,500,000 of forward purchase shares for an aggregate investment of up to $125,000,000 (or such greater amount as mutually agreed upon). Purchases under the forward purchase agreements are expected to take place in one or more private placements at any time prior to, and no later than simultaneously with, the closing of our initial business combination. The sale of the forward purchase shares and additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. If we do not complete an initial business combination, TPG and the additional forward purchasers will lose the investment opportunity presented by the forward purchase agreements.
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares, for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares) and could hold 25% of such shares in the event all of the Class G founder shares are also converted into Class A ordinary shares. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full), which will also be worthless if we do not complete a business combination. Given the differential in the purchase price of the founder shares as compared to the initial public offering price of the public shares and the substantial number of Class A ordinary shares that holders of founder shares would receive upon conversion of the founder shares upon a business combination, the founder shares may have significant value after the business combination even if the Class A ordinary shares trade below the initial public offering price while the holders of the public shares may have a substantial loss on their investment. Holders of founder shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director, and we may pay our sponsor, officers, directors and any of their respective affiliates’ fees and expenses in connection with identifying, investigating and completing an initial business combination.
The founder shares are identical to the Class A ordinary shares included in the public shares being sold in this offering except that (i) holders of the Class F founder shares have the right to vote on the appointment of directors prior to our initial business combination or continuing the company in a jurisdiction outside the Cayman Islands during such time, (ii) the founder shares are subject to certain transfer restrictions, (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame, (iv) the founder shares are subject to registration rights, (v) the Class F founder shares are automatically convertible into our Class A ordinary shares on the first business day following the completion of our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (vi) the Class G founder shares will convert into Class A ordinary shares after our initial business combination, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus.
The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business day following the initial business combination.
We may only be able to complete one business combination with the proceeds of this offering, the sale of the forward purchase shares and the sale of the additional forward purchase shares which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
Of the net proceeds we will receive from this offering and the sale of the private placement shares described in this prospectus, $450,000,000, or $10.00 per share ($517,500,000, or $10.00 per share, if the underwriters’ over-allotment option is exercised in full), will be available to complete our initial business combination and pay related fees and expenses, after taking into account $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions and the estimated offering expenses. The amount available to us may be less in the event of redemptions.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.
To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.
Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.
In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in order to effectuate our initial business combination though amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.
Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which generally requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders attending and voting at a general meeting. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders, as described herein), but excluding the provision of the articles relating to the appointment of directors, may be amended if approved by special resolution under Cayman Islands law, being the affirmative vote of a majority of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares. Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as converted basis, 26% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and including the Class F and G ordinary shares and the private placement shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, directors and each member of our management team. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.
Although we believe that the net proceeds of this offering and the sale of the private placement shares and the forward purchase shares will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement shares and the forward purchase shares prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, plus any pro-rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we do not complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
Risks Relating to Our Securities
If we are unable to consummate our initial business combination within 24 months of the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.
If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of $18,292 and to imprisonment for five years in the Cayman Islands.
We may not hold a general meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.
In accordance with the NYSE corporate governance requirements, we are not required to hold a general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings or to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands prior to consummation of our initial business combination. Accordingly, you may not have any say in the management of our company prior to the completion of an initial business combination.
The grant of registration rights to our initial shareholders and holders of our private placement shares may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register their founder shares, after those shares convert to our Class A ordinary shares at the time of our initial business combination. In addition, holders of our private placement shares and their permitted transferees can demand that we register the private placement shares. Pursuant to the forward purchase agreements, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, the additional forward purchase shares, the forward purchase shares, the additional forward purchase shares owned by TPG or the forward transferees and the additional forward purchasers, as applicable, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such closing. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our initial shareholders, holders of our private placement shares or their respective permitted transferees are registered.
Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Although we expect to complete a business combination with a technology company, we may seek to complete a business combination with an operating company in any industry, sector or location. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will be able to properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.
It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) the completion of our initial business combination and then only in connection with those Class A ordinary shares issued in this offering that such shareholder properly elected to redeem, subject to the limitation described herein; (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.
The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have applied to have our public shares listed on the NYSE. We expect that our public shares will be listed on the NYSE on the date of this prospectus and our Class A ordinary shares listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (400 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate round lot compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $4.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our public shares will be listed on the NYSE, our public shares will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement shares are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement shares and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our public shares will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies preparing for initial public offerings. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us, our management team and directors. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased, and the terms of such policies have generally become less favorable. These trends may continue into the future.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial shareholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.
Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as converted basis, 26% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and including the Class F and G ordinary shares and the private placement shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. In addition, the Class F ordinary shares, all of which are held by our initial shareholders, will entitle the holders to appoint all of our directors prior to our initial business combination. Holders of Class F ordinary shares also have the right to vote to continue the company in a jurisdiction outside the Cayman Islands prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.
Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. In addition, our board of directors, whose members were elected by our initial shareholders, is and will be divided into three classes, each of which will generally serve for a term of three years (except for those directors appointed prior to our first annual general meeting) with only one class of directors being elected in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will control the outcome, as only holders of our Class F ordinary shares will have the right to vote on the election of directors and to remove directors prior to our initial business combination. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.
Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.
The difference between the public offering price per share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the redeemable shares included in the public shares, you and the other public shareholders will incur an immediate and substantial dilution of approximately 97.2% (or $9.72 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.28 and the initial offering price of $10.00 per share. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of additional Class A ordinary shares upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.
If all of our Class G ordinary shares convert, our initial shareholders, including our sponsor, will own, in the aggregate, 25% of the Class A ordinary shares issued and outstanding at the time of the business combination (without giving effect to any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination or any redemption of public shares in connection with business combination and any private placement shares).
Most blank check companies issue founder shares representing 20% of the Class A ordinary shares issued and outstanding upon the consummation of such blank check company’s initial public offering. We have issued 5,000,000 Class F ordinary shares which will convert automatically into Class A ordinary shares in connection with our initial business combination as described herein. The Class F ordinary shares will represent 10% of the Class A ordinary shares issued and outstanding after this offering (excluding shares of Class G ordinary shares and private placement shares) and we have also issued 10,000,000 Class G ordinary shares, which will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our shares trading at $12.50 per share and additional share trading thresholds up to $17.50 per share, in each case, as described in this prospectus. If following our initial business combination all of the Class G ordinary shares convert, the number of Class A ordinary shares into which the Class G ordinary shares shall have converted plus the number of Class A ordinary shares into which the Class F ordinary shares shall have converted will represent, in the aggregate, 25% of the Class A ordinary shares issued and outstanding after this offering (excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination or any redemption of public shares in connection with business combination and any private placement shares), subject to certain anti-dilution adjustments as described elsewhere herein. Notwithstanding the foregoing, all Class G ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited. If all of our Class G ordinary shares convert, the issuance of Class A ordinary shares upon conversion of all of our Class G ordinary shares would dilute the interest of our shareholders relative to shareholders of other blank check companies.
Our initial shareholders may receive additional Class A ordinary shares based on our trading price and/or based on certain strategic transactions after our initial business combination.
If between the closing of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, the Class G ordinary shares for each such target achievement will automatically convert into Class A ordinary shares at the 15%, 20% and 25% conversion ratios described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):
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15% at $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “First Price Trigger”);

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20% at $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Second Price Trigger”); and

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25% at $17.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Third Price Trigger”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $15.00 but does not exceed $17.50 for 20 trading days within a 30-trading day period, both the First Price Trigger and Second Price Trigger target achievements will be met, resulting in two-thirds of the Class G ordinary shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the Class F founder shares, would represent 20% of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued that would, based on these triggers, be issuable upon conversion of the Class F founder shares and Class G founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, without giving effect to (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares. In this case, assuming that all of the forward purchase shares and no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, the Class G ordinary shares would convert into an aggregate of 8,680,556 Class A ordinary shares.
In the event of any liquidation, merger, share exchange, reorganization or other similar transaction is consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, all of the then-outstanding Class G founder shares will automatically convert into Class A ordinary shares, contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F ordinary shares and Class G ordinary shares) in the aggregate on an as-converted basis, would represent no more than 25% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares, to be determined as follows: Number of Class A ordinary shares issuable upon conversion of Class G founder shares shall equal (i) the number of Class G founder shares then-outstanding multiplied by (ii) a fraction, the numerator of which is Black Scholes per share value of Class G founder shares (as determined by a third party) and the denominator of which is the per share value of Class A ordinary shares in the Strategic Transaction as of immediately prior to closing; provided the fraction shall not exceed 1.
The determination of the offering price of our public shares and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our public shares properly reflects the value of such public shares than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the public shares and the terms of the shares were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the public shares include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.
Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include three-year director terms and the ability of the board of directors to designate the terms of and issue new series of preferred shares, and the fact that prior to the completion of our initial business combination only holders of our Class F ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment or removal of directors, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. It is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in the section of this prospectus captioned “Certain Income Tax Considerations — Certain United States Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay to individuals could be eligible to be taxed at the lower applicable long-term capital gain rates for U.S. federal income tax purposes. See the section titled “Certain Income Tax Considerations — Certain United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our public shares.
Since only holders of Class F founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the NYSE, the NYSE may consider us to be a ‘controlled company’ within the meaning of the NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.
After completion of this offering, only holders of Class F founder shares will have the right to vote on the appointment of directors. As a result, the NYSE may consider us to be a ‘controlled company’ within the meaning of the NYSE corporate governance standards. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a ‘controlled company’ and may elect not to comply with certain corporate governance requirements, including the requirements that:
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we have a board that includes a majority of ‘independent directors,’ as defined under the rules of the NYSE;

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we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We may rely on some or all of these exemptions. If we do, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements. To the extent we determine not to utilize some or all of these exemptions, we will comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules.
Risks Relating to Our Management Team
We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. The service of certain of our officers and directors depends in part on their continued engagement with us (which, in certain cases, depends on their continued engagement with TPG). These arrangements are “at will” and thus can be terminated by either party at any time, including for reasons that may be unrelated to us. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers and certain of our officers and directors intend to devote time and attention to Pace Beneficial Finance, a blank check company sponsored by TPG focused on a business combination with a target business with the potential for strong ESG principles. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
We may engage TPG Capital BD, LLC, or other affiliates of our sponsor, as our financial advisor or agent on our business combinations and other transactions. Any fee in connection with such engagement may be conditioned upon the completion of such transactions. This financial interest in the completion of such transactions may influence the advice such affiliate provides.
We may engage TPG Capital BD, LLC, or another affiliate of our sponsor, as a financial advisor or other advisor or agent in connection with our initial business combination and pay such affiliate a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions. Pursuant to any such engagement, the affiliate may earn its fee upon closing of the initial business combination. The payment of such fee would likely be conditioned upon the completion of the initial business combination. Therefore, our sponsor may have additional financial interests in the completion of the initial business combination. These financial interests may influence the advice any such affiliate provides us as our financial advisor, which advice would contribute to our decision on whether to pursue a business combination with any particular target.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and pursue initial business combination opportunities or complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, certain of our officers and directors are employed by TPG, which, among other things, is the investment manager to various private investment funds which make investments in securities or other interests of or relating to companies in industries we may target for our initial business combination. In addition, certain of our officers and directors intend to devote time and attention to the blank check companies, Pace Beneficial Finance and Pace Tech Opportunities. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Executive Officers.”
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Subject to his or her fiduciary duties under Cayman Islands law, none of our officers or directors who are also employed by our sponsor’s affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Certain of these officers and directors, however, have fiduciary and contractual duties to TPG and to certain companies in which TPG has invested, including the duty to offer acquisition opportunities to TPG funds or to companies of which they are officers or directors. These entities, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may compete with us for acquisition opportunities. For example, as a result of the contractual duties to TPG, certain officers and directors would be required to first present acquisition opportunities that fall within a TPG fund’s investment objectives or strategies to that fund, subject to their fiduciary duties as a matter of Cayman Islands law. A decision by the TPG fund to pursue the opportunity would preclude us from pursuing it. While these duties could limit the universe of potential acquisition targets available to us, we do not expect them to present in practice a significant conflict of interest with our search for an initial business combination.
In addition, TPG or its affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, TPG or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”
In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II.TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us, including the formation of, or participation in, one or more other blank check companies. Accordingly, such persons or entities may have a conflict between their interests and ours.
In particular, TPG and affiliates of our sponsor have invested in industries as diverse as health care, energy, industrials, financial services and retail. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities, including Pace Beneficial Finance and Pace Tech

Opportunities, may compete with us for business combination opportunities. In addition, our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our Initial Business Combination” and “— Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.
We will reimburse TPG for any expenses related to identifying, investigating and completing an initial business combination that TPG allocates to us in its discretion. This could create a conflict of interest because TPG will be incentivized to allocate these expenses to us, rather than to their other respective affiliates.
We will reimburse TPG for any expenses related to identifying, investigating and completing an initial business combination, including any expenses incurred in connection with pursuing an acquisition opportunity that was ultimately not consummated, as well as any expenses for research or related diligence from which we have benefited, regardless of whether the research or diligence is attributable to a particular investment opportunity or results in an initial business combination. TPG will allocate any such expenses to us in its discretion. For example, if expenses are incurred relating to an investment opportunity that is ultimately not consummated, and TPG determines, in its discretion, that we pursued such investment opportunity, we will be responsible for some or all of the expenses, as determined by TPG. As another example, if TPG bears expenses for general research or diligence that is shared with us, we will reimburse TPG for our share of these expenses, as determined by TPG. TPG’s discretion to allocate expenses to us may result in actual or potential conflicts because TPG will have an incentive to allocate expenses to us, rather than to its other affiliates.
Risks Associated with Acquiring and Operating a Business in Foreign Countries
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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local or regional economic policies and market conditions;

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unexpected changes in regulatory requirements;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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underdeveloped or unpredictable legal or regulatory systems;

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corruption;

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protection of intellectual property;

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social unrest, crime, strikes, riots and civil disturbances;

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regime changes and political upheaval;

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terrorist attacks, natural disasters and wars;

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deterioration of political relations with the United States; and

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government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete our initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.
If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.
Following our initial business combination, any or all of our management may resign from their positions as officers or directors of the Company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.
In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.
We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.
Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.
General Risk Factors
We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a recently incorporated exempted company under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we do not complete our initial business combination, we will never generate any operating revenues.
Past performance by TPG, including our management team, may not be indicative of future performance of an investment in the company.
Information regarding performance by, or businesses associated with, TPG and its affiliates is presented for informational purposes only. Any past experience and performance of TPG (including past performance of prior special purpose acquisition companies sponsored by TPG), its affiliates or our management team, is not a guarantee either (i) that we will be able to successfully identify a suitable candidate for our initial business combination; or (ii) of any results with respect to any initial business combination we may complete. You should not rely on the historical record of TPG, its affiliates or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in TPG or its affiliates.
We may be a passive foreign investment company (a “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a qualified electing fund (“QEF”) election, but there can be no assurance that we will timely provide such required information. We urge investors that would be U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Certain Income Tax Considerations — Certain United States Federal Income Tax Considerations — U.S. Holders — PFIC Rules.”
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates equals or exceeds $700 million as of any June 30th before that time, in which case we would no longer be an emerging growth company as of the following December 31st. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

USE OF PROCEEDS
We are offering 45,000,000 public shares at an offering price of $10.00 per share. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement shares will be used as set forth in the following table.
	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from shares offered to public(1)	$450,000,000	$517,500,000
Gross proceeds from private placement shares offered in the private placement	11,000,000	12,350,000
Total gross proceeds	$461,000,000	$529,850,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from shares offered to public, excluding deferred portion)(3)(4)	$9,000,000	$10,350,000
Legal fees and expenses	$400,000	$400,000
Accounting fees and expenses	100,000	100,000
SEC Expenses	25,093	25,093
Financial Industry Regulatory Authority (“FINRA”) Expenses	35,000	35,000
Travel and road show	5,000	5,000
Directors and officers insurance(5)	200,000	200,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous expenses	49,907	49,907
Total offering expenses (other than underwriting commissions)	$900,000	$900,000
Proceeds after offering expenses	$451,100,000	$518,600,000
Held in trust account(3)	$450,000,000	$517,500,000
% of public offering size	100%	100%
Not held in trust account(2)	$1,100,000	$1,100,000

(1)
Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of $750,000 as described in this prospectus. These funds will be reimbursed up to $1,500,000 as described in this prospectus. On March 22, 2021, we borrowed $750,000 under the promissory note with our sponsor to be used for a portion of the expenses related to the organization of our company and this offering. These loans will be repaid upon completion of this offering out of the $2,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $15,750,000, which constitutes the underwriters’ deferred commissions (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, see “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(4)
Amount shown as underwriting commission does not include the fee payable to TPG Capital BD, LLC at the closing of this offering. For financial advisory services provided by TPG Capital BD, LLC in connection with this offering, we have agreed to pay TPG Capital BD, LLC a fee of $832,500 (or $957,375 if the underwriters’ over-allotment option is exercised in full), which shall be payable upon the closing of this offering. The underwriters have agreed to reimburse us for the fee to be paid to TPG Capital BD, LLC. As a result, there is no additional offering expense related to the financial advisory fee.

(5)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement shares, $450,000,000 (or $517,500,000 if the underwriters’ over-allotment option is exercised in full), including $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a non-interest bearing U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Beginning in January 2022, we expect to invest the funds in the trust account in specified U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay our taxes, if any, the proceeds from this offering and the sale of the private placement shares will not be released from the trust account until the earliest of (a) the completion of our initial business combination; (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Prior to the completion of our initial business combination, we will have available to us $1,100,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds and our working capital primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination and to pay taxes, if needed. During that period, we expect our principal expenses to include franchise and income taxes; regulatory reporting requirements; NYSE and other regulatory fees; and office space, administrative and support services. We will enter into an Administrative Services Agreement pursuant to which we will also pay an affiliate of our sponsor a total of $50,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
On March 22, 2021, we borrowed $750,000 under a promissory note with our sponsor to be used for a portion of the expenses related to the organization of our company and this offering. This loan is non-interest bearing, unsecured and is due at the earlier of July 31, 2021 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the $2,000,000 of offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of $10.00 per share. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of $125,000,000 of additional forward purchase shares, consisting of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination. Each additional forward purchaser’s right, as applicable, to purchase the additional forward purchase shares will be allocated among each additional forward purchaser from time to time as described herein.
The proceeds of purchases made under the forward purchase agreements will not be deposited in the trust account. The forward purchase shares and the additional forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and additional forward purchase shares, as long as they are held by TPG or the forward transferees, and the additional forward purchasers, respectively, will have certain registration rights. In all other respects, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary shares being issued in this offering. In connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.
A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (b) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.
Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. In addition, our initial shareholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.
At January 8, 2021, our net tangible book value was $16,230, or approximately $0.0008 per ordinary share. After giving effect to the sale of 45,000,000 Class A ordinary shares we are offering by this prospectus, the sale of the private placement shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at January 8, 2021 would have been $5,000,010 or $0.28 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 43,036,622 Class A ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $9.72 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $10.00 per share or 100% to our public shareholders not exercising their redemption rights. Total dilution to public shareholders from this offering will be $9.72 per share.
The following table illustrates the dilution to the public shareholders on a per-share basis:
Without Over-Allotment
Public offering price	$10.00
Net tangible book value before this offering	0.0008
Increase attributable to public shareholders	9.72
Decrease attributable to public shareholders	(10.00)
Pro forma net tangible book value after this offering and the sale of the private placement shares	$0.28
Dilution to public shareholders	$9.72
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $430,366,220 because holders of up to approximately 95.0% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of Class A ordinary shares sold in this offering).
The following table sets forth information with respect to our initial shareholders, who hold our Class F ordinary shares, Class G ordinary shares, and private placement shares, and the public shareholders:
	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)(2)	15,000,000	24.55%	$25,000	0.01%	$0.002
Private Placement Shares	1,100,000	1.80%	$11,000,000	2.39%	$10.00
Public Shareholders	45,000,000	73.65%	450,000,000	97.61%	$10.00
	61,100,000	100.00%	$461,025,000	100.00%

(1)
On the first day following the closing of our business combination, the Class F founder shares will automatically convert into a number of our Class A ordinary shares equal to 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares. If calculated based on the public shares outstanding as of immediately after this offering the Class F ordinary shares would be convertible (on the first day following the completion of our business combination) into an aggregate of 5,000,000 Class A ordinary shares (5,750,000 if the underwriters exercise their over-allotment option in full).
(2)
Does not include Class A ordinary shares that may be issuable upon conversion of the 10,000,000 Class G founder shares, which amount would be up to 10,000,000 Class A ordinary shares (11,500,000 if the underwriters exercise their over-allotment option in full) as of immediately after this offering. The Class G founder shares will convert into Class A ordinary shares after our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all Class G ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

The pro forma net tangible book value per share after the offering (assuming that the underwriters do not exercise their over-allotment option) is calculated as follows:
Without Over-Allotment
Numerator:
Net tangible book value before this offering	$16,230
Net proceeds from this offering and sale of the private placement shares(1)	451,100,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	—
Less: Deferred underwriting commissions	(15,750,000)
Less: Proceeds held in trust subject to redemption(2)	(430,366,220)
$5,000,010
Denominator:
Class F ordinary shares outstanding prior to this offering	20,000,000
Ordinary shares forfeited if over-allotment is not exercised	(15,000,000)
Class G ordinary shares outstanding prior to this offering	10,000,000
Private placement shares	1,100,000
Class A ordinary shares offered	45,000,000
Less: Ordinary shares subject to redemption	(43,036,622)
18,063,378

(1)
Expenses applied against gross proceeds include offering expenses of $900,000 and underwriting commissions of $9,000,000 or $10,350,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

CAPITALIZATION
The following table sets forth our capitalization at January 8, 2021, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our Class A ordinary shares in this offering and the private placement shares and the application of the estimated net proceeds derived from the sale of such securities:
	January 8, 2021
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$15,750,000
Notes payable(2)	—	750,000
Class A ordinary shares, subject to redemption(3)	—	430,366,220
Shareholders’ equity:
Preferred shares, $0.0001 par value, 5,000,000 shares authorized; no shares issued or outstanding (actual and as adjusted)	—	—
Ordinary shares, $0.0001 par value, 550,000,000 shares authorized (actual); 560,000,000 shares authorized (as adjusted)
Class A ordinary shares, 500,000,000 shares authorized (actual and as adjusted); no shares issued or outstanding (actual); 3,063,378 shares issued and outstanding (excluding 43,036,622 shares subject to redemption) (as adjusted)	—	306
Class F ordinary shares, 50,000,000 shares authorized, 20,000,000 shares issued and outstanding (actual); 30,000,000 shares authorized, 5,000,000 shares issued and outstanding (as adjusted)(4)	2,000	500
Class G ordinary shares, no shares authorized, issued or outstanding (actual); 30,000,000 shares authorized, 10,000,000 shares issued and outstanding (as adjusted)	—	1,000
Additional paid-in capital(5)	23,000	5,006,974
Accumulated deficit	(8,770)	(8,770)
Total shareholders’ equity	16,230	5,000,010
Total capitalization	$16,230	$451,866,230

(1)
Assumes the full forfeiture of founder shares such that after the proposed offering founder shares account for 25% of the sum of public shares and founder shares, including shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account.

(2)
Our sponsor has agreed to loan us up to $750,000 in the aggregate to be used for a portion of the expenses of this offering. On March 22, 2021, we borrowed $750,000 under the promissory note with our sponsor to be used for a portion of the expenses related to the organization of our company and this offering.

(3)
Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. For a detailed calculation of Class A ordinary shares subject to redemption, please see the section of this prospectus entitled “Dilution.”

(4)
Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.

(5)
The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholder’s equity of $5,000,010, minus ordinary shares (par value) of $1,806, plus the accumulated deficit of $(8,770).

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated on January 4, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target. We intend to consummate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement shares, our shares, debt or a combination of cash, equity and debt.
The issuance of additional ordinary shares in a business combination, including the forward purchase shares and additional forward purchase shares:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class F ordinary shares resulted in the issuance of additional Class A ordinary shares upon conversion of the Class F ordinary shares;

•
may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•
could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our Class A ordinary shares.

Similarly, if we issue debt securities, or otherwise incur significant debt, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•
our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•
other purposes and other disadvantages compared to our competitors who have less debt.

At January 8, 2021, we held cash of $25,000 and had deferred offering costs of $33,334. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through receipt of (i) a $25,000 capital contribution from our sponsor in exchange for the issuance of the founder shares to our sponsor and (ii) the advancement of funds by our sponsor to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the public shares in this offering, after deducting offering expenses of approximately $900,000, underwriting commissions of $9,000,000 ($10,350,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the private placement shares for a purchase price of approximately $11,000,000 (or approximately $12,350,000 if the underwriters’ over-allotment option is exercised in full), will be $461,000,000 (or $529,850,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $450,000,000 or $517,500,000 if the underwriters’ over-allotment option is exercised in full, including $15,750,000 (or up to $18,112,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into a non-interest bearing trust account. Beginning in January 2022, we expect to invest the funds in the trust account in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,100,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $900,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $900,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. The proceeds from this offering and the sale of the private placement shares will be deposited into a non-interest bearing trust account. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us $1,100,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds and our working capital primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination and to pay taxes, if needed. During that period, we expect our principal expenses to include franchise and income taxes; regulatory reporting requirements; NYSE and other regulatory fees; and office space, administrative and support services. We will enter into an Administrative Services Agreement pursuant to which we will also pay an affiliate of our sponsor a total of $50,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the issuance of the forward purchase shares and additional forward purchase shares, or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement shares held in the trust account will be invested in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. Prior to 2021, such proceeds will not be invested and will be held in a non-interest bearing trust account.
Related Party Transactions
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares, for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).

We will enter into an Administrative Services Agreement pursuant to which we will also pay an affiliate of our sponsor a total of $50,000 per month for office space, administrative and support services. Upon closing of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor, officers and directors, or any of their respective affiliates, including TPG Capital BD, LLC and other entities affiliated with TPG, will be reimbursed for any fees and reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of reasonable out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
As of the date of this prospectus, our sponsor has loaned us an aggregate of $750,000 to be used for a portion of the expenses related to the organization of our company and this offering. These loans are non-interest bearing, unsecured and are due at the earlier of July 31, 2021 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the $1,100,000 of offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of $10.00 per share. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of $125,000,000 of additional forward purchase shares, consisting of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination. Each additional forward purchaser’s right, as applicable, to purchase the additional forward purchase shares will be allocated among each additional forward purchaser from time to time as described herein.
The proceeds of purchases made under the forward purchase agreements will not be deposited in the trust account. The forward purchase shares and the additional forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and additional forward purchase shares, as long as they are held by TPG or the forward transferees, and the additional forward purchasers, respectively, will have certain registration rights. In all other respects, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary shares being issued in this offering. In connection with the sale of the forward purchase shares and additional forward purchase shares and without giving effect to the conversion of any Class G ordinary shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination). and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares.
Our sponsor has committed to purchase an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full) private placement shares at a price of $10.00 per share (approximately $11,000,000 in the aggregate or approximately $12,350,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the private placement shares held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these private placement shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement shares have terms and provisions that are identical to the public shares in this offering.
Pursuant to a registration rights agreement we will enter into with our initial shareholders and initial purchasers of the private placement shares on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Pursuant to the forward purchase agreement, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and additional forward purchase shares owned by TPG or the forward transferees, and the additional forward purchasers, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such completion. The post-combination entity will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of January 8, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have not conducted any operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Introduction
We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
We believe we are uniquely positioned to pursue a business combination with a promising technology company. Our team is comprised of experienced technology investors and operators with nearly 50 years of combined investment, transactional and senior management experience. Additionally, our relationship with TPG gives us advantaged insights into companies and potential transactions held by private equity funds (through TPG Capital) as well as those owned by founders and the venture community (through TPG Growth). We believe we are the only special purpose acquisition company (“SPAC”) sponsor targeting technology companies to have these sourcing and investment insight advantages in addition to our experience of leading three companies into the public markets through the SPAC process.
Our sponsor is an affiliate of TPG. While we may pursue an acquisition opportunity in any business industry, sector or location (subject to any contractual duty to offer the opportunity first to TPG funds as described below), we intend to capitalize on the ability of our management team to identify, acquire and operate an attractive technology or technology-driven business that we believe will be well positioned to thrive in the public markets business and that could benefit from a hands-on lead shareholder who can identify and implement improvements. Importantly, our management team has significant hands-on experience working with private companies to prepare them to successfully transition to the public markets and serve as active owners/directors by working closely with these companies to continue their growth trajectories and help create value in the public markets. Our management team and our Non-Executive Chairman have over 50 years of combined experience as operators, investors and advisors to technology businesses. We believe we can provide companies with valuable leadership and advice to both achieve a successful public offering and navigate the increasingly complex strategic landscape most technology companies face. We believe there are a number of attractive companies who are willing to enter the public markets but would benefit from our experience and assistance in making this important transition in addition to the benefits from the larger TPG ecosystem. Additionally, while prior success is no guarantee of future performance, we believe our experience in successfully closing three SPAC transactions provides investors and companies alike with significant confidence in our execution capabilities. More broadly, we also believe we are one of the few SPAC sponsors with experience effecting carve-outs in connection with business combinations, and we believe our experience with these complex deals provides us with a distinct competitive advantage in the current market.
We believe there is a significant backlog of technology companies that are both looking to go public and that are interested in leveraging the benefits of a SPAC to make that transition. Many technology companies have complex stories to communicate to investors that need help explaining their business opportunity, unit economics, and long-term prospects to investors. Additionally, we believe many technology companies that want to be public need additional hands-on help in preparing for that transition, including the right people, systems, and processes to ensure the company can function in the public domain — forecasting, financial reporting and an expert investor outreach function. We believe the technology landscape is increasingly competitive and influenced by several large companies that continuously expand into new markets. Consequently, many technology companies that want to pursue a public offering today need help navigating their strategic options, carving out and protecting their market niche and explaining longevity to public investors. Given our significant experience both with technology companies and prior SPAC transactions, we believe we are well positioned among SPAC sponsors to address these needs and realize the benefits of a SPAC transaction for a business combination target.
TPG and our team have a long history of investing in leading technology companies. Some of TPG’s prior investments include: Advent (sold 2015), Airbnb, Box (IPO 2015), C3.ai, Checkmarx, Domo (IPO 2018), Ellucian, Eze Software (sold 2018), Hotwire (sold 2003), IQVIA (IPO 2013), Jio, Lynda.com (sold

2015), McAfee, Sabre (IPO 2014), Spotify (direct list 2018), Survey Monkey (IPO 2018), Tanium, Uber (IPO 2019), Vertafore (sold 2016), Wellsky, Wind River and Zscaler (IPO 2018). Through these investments and others, our team and TPG have built a significant network with investors and management teams, which we believe will be helpful in consummating a successful business combination with an attractive target.
We believe that our management team is well positioned to identify attractive risk-adjusted returns in the marketplace and that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, and investment bankers, in addition to the extensive global industry and geographical reach of our affiliates, will enable us to pursue a broad range of attractive opportunities. Our management team believes that its ability to identify and implement value creation initiatives and to articulate that plan to investors has been an essential driver of past performance and will remain central to its differentiated sourcing strategy. In the current market, we expect an above average set of opportunities arising from assets held by private-equity funds, the venture community, founder and family owned businesses, as well as select divisions of public companies, that we will find attractive. Our affiliation with TPG and its private equity and growth equity business units significantly increases our reach and comprehension of attractive companies.
We also believe that the COVID-19 pandemic will amplify the success or failure of many technology companies as key trends accelerate, including brick and mortar stores closing, increasing distributed workforces and consumers and further technology automation. Against this backdrop, technology companies need help addressing the lasting impact of COVID-19 on their businesses to investors.
As a result of TPG’s significant ownership interest in our sponsor, TPGT is an affiliate of TPG. TPG is a leading global alternative investment firm with approximately $85 billion of assets under management as of September 30, 2020. TPG was founded in 1992 by David Bonderman and James Coulter. In 2015, Jon Winkelried joined TPG as Co-Chief Executive Officer alongside Mr. Coulter (Co-Chief Executive Officer) and Mr. Bonderman (Chairman). TPG maintains offices in San Francisco, Fort Worth, London, New York, Hong Kong and other major cities throughout the world.
TPG’s investment activities include discrete investment platforms focused on a range of alternative investment strategies, including (i) TPG Capital, which invests in middle- and large-market companies globally, with a primary focus on North America; (ii) TPG Asia, which invests in middle- and large-market companies across Asia; (iii) TPG Growth, which invests globally in small- and middle-market growth equity and private equity; (iv) The Rise Fund, which invests in businesses believed to have positive societal impact; and (v) TPG Tech Adjacencies, which invests in equity of internet, software, digital media and other similar technology companies. Beyond its private equity business, TPG has opportunistically established (vi) TPG Real Estate, which includes both TPG Real Estate Partners, its equity investment platform, and TPG Real Estate Finance Trust, its debt origination and acquisition platform; (vii) TPG Public Equity Partners, which invests in the public equity market; and (viii) TPG Strategic Capital Fund, which is a public governance-focused fund leveraging TPG’s experience across the public and private equity markets. TPG has over 1,000 employees and advisors, including approximately 500 investment and operations professionals.
Our management team’s objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and, where appropriate, affecting changes after making an acquisition to unlock value. While our approach is driven by investment fundamentals, and focusing on companies where we have differentiated insights, we also seek to drive investor alignment through a comprehensive value creation plan framework. Our board and management team have successfully applied this approach over the past 15 years in both North America and Europe and have deployed capital successfully in all market cycles.
TPG founded TPG Pace Beneficial Finance Corp. (“Pace Beneficial Finance”) in 2019, a blank check company focusing on a business combination with high-growth companies with the potential for strong environmental, social and governance (“ESG”) principles. Pace Beneficial Finance completed its initial public offering in October 2020, in which it sold 35,000,000 units, each consisting of one Class A ordinary share of Pace Beneficial Finance and one warrant to purchase one-fifth of one Class A ordinary share of Pace Beneficial Finance, for an offering price of $10.00 per unit, generating aggregate proceeds of $350,000,000. In December 2020, Pace Beneficial Finance entered into a definitive agreement with ENGIE New Business S.A.S., a wholly owned subsidiary of ENGIE S.A. (“Engie”), a multi-national utility with headquarters in

France, to acquire its subsidiary EV Charged B.V. (“EVBox”). EVBox is a leading global provider of smart charging solutions for electric vehicles with Europe’s largest installed base of charging solutions and the most advanced cloud-based software offering. The EVBox transaction is subject to customary closing conditions for transactions involving special purpose acquisition companies and is expected to close in the second quarter of 2021. No assurance can be given that the EVBox transaction will close or that investors in Pace Beneficial Finance will realize a return on their investment. The announced acquisition of EVBox may not be indicative of our management team’s ability to successfully find a target business for our company and to consummate an initial business combination or realize a return on their investment. If the EVBox transaction does not close, Pace Beneficial Finance will have to seek another initial business combination target.
TPG founded TPG Pace Tech Opportunities Corp. (“Pace Tech Opportunities”) in 2019, a blank check company focused on a business combination with a company that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements. Pace Tech Opportunities completed its initial public offering in October 2020, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace Tech Opportunities and one warrant to purchase one-fifth of one Class A ordinary share of Pace Tech Opportunities, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement with Nerdy Inc. (“Nerdy”) to acquire Nerdy, a leading direct-to-consumer, curated gig economy platform for live online learning benefiting both learners and experts. The Nerdy transaction is subject to customary closing conditions for transactions involving special purpose acquisition companies and is expected to close in the second quarter of 2021. No assurance can be given that the Nerdy acquisition will close or that investors in Pace Tech Opportunities will realize a return on their investment. The announced acquisition of Nerdy may not be indicative of our management team’s ability to successfully find a target business for our company and to consummate an initial business combination or realize a return on their investment. If the Nerdy acquisition does not close, Pace Tech Opportunities will have to seek another initial business combination target.
TPG founded TPG Pace Holdings Corp. (“Pace-II”) in 2017, a blank check company formed for similar purposes as our company, to identify, acquire and operate a business that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements. Pace-II completed its initial public offering in June 2017, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace-II and one warrant to purchase one-third of one Class A ordinary share of Pace-II, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. In June 2019, Pace-II entered into a definitive agreement to acquire Accel Entertainment (“Accel”). Pace-II contributed in excess of $450 million in proceeds to Accel. Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of video game terminals (“VGTs”), redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores. On November 20, 2019, Pace-II consummated the business combination with Accel. Accel’s ordinary shares are traded on the NYSE under the symbol “ACEL.”
TPG founded TPG Pace Energy Holdings Corp. (“Pace Energy”) in 2017, a blank check company formed for similar purposes as our company, to identify, acquire and operate a business in energy or energy related industries that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements helping a promising company access and grow in the public markets. Pace Energy completed its initial public offering in May 2017, in which it sold 65,000,000 units, each consisting of one Class A common stock of Pace Energy and one warrant to purchase one-third of one Class A common stock of Pace Energy, for an offering price of $10.00 per unit, generating aggregate proceeds of $650,000,000. In March 2018, Pace Energy entered into a definitive agreement to create Magnolia Oil & Gas Corporation (“Magnolia”) by acquiring the South Texas Division of EnerVest Ltd. Pace Energy contributed in excess of $650 million in proceeds to Magnolia, a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins and free cash flow. On July 31, 2018, Pace Energy consummated the business combination with Magnolia. Magnolia’s shares of common stock are traded on the NYSE under the symbol “MGY.” Magnolia was the third best performing US-listed publicly traded E&P company measured by stock price appreciation for 2018.
TPG founded Pace Holdings Corp. (“Pace-I”) in 2015, a blank check company formed for similar purposes as our company, with the vision of helping a promising company access and grow in the public markets. Pace-I completed its initial public offering in September 2015, in which it sold 45,000,000 units, each consisting of one Class A ordinary share of Pace-I and one warrant to purchase one-third of one Class A ordinary share of Pace-I, for an offering price of $10.00 per unit, generating aggregate proceeds of $450,000,000. In December 2016, Pace-I entered into a definitive agreement to acquire Playa Hotels and Resorts B.V. (“Playa”). Pace-I contributed in excess of $450 million in proceeds to Playa. Playa is an owner, operator and developer of all-inclusive resorts in beachfront locations in Mexico and the Caribbean. Playa owns a portfolio consisting of 21 resorts located in Mexico, Jamaica and the Dominican Republic. On March 11, 2017, Pace-I consummated the business combination with Playa. Playa’s ordinary shares are traded on the NASDAQ capital market under the symbol “PLYA.”
With respect to the foregoing examples, past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our sponsor’s or our management’s performance as indicative of our future performance. See “Risk Factors — Past performance by TPG, including our management team, may not be indicative of future performance of an investment in the company.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
TPG is currently sponsoring two other blank check companies, TPG Pace Solutions Corp. (“Pace Solutions”) and TPG Pace Beneficial II Corp. (“Pace Beneficial II”) that plan to complete their initial public offerings in the first half of 2021. Pace Solutions intends to seek a business combination with a target business in any industry or location that is not operating at its full potential and could benefit from a hands-on lead shareholder who can identify and implement improvements, while Pace Beneficial II intends to seek a business combination with a target business with the potential for strong ESG principles that is well positioned to thrive in the public markets.
Subject to his or her fiduciary duties under Cayman Islands law, none of our officers or directors who are also employed by our sponsor’s affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Certain of these officers and directors, however, have fiduciary and contractual duties to TPG and to certain companies in which TPG has invested, including the duty to offer acquisition opportunities to TPG funds or to companies of which they are officers or directors. These entities, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may compete with us for acquisition opportunities. For example, as a result of the contractual duties to TPG, certain officers and directors would be required to first present acquisition opportunities that fall within a TPG fund’s investment objectives or strategies to that fund, subject to his or her fiduciary duties under Cayman Islands law. A decision by the TPG fund to pursue the opportunity would preclude us from pursuing it. While these duties could limit the universe of potential acquisition targets available to us, we do not expect them to present in practice a significant conflict of interest with our search for an initial business combination.
We believe that some of the conflicts of interest with TPG funds will be naturally mitigated, to some extent, by the differing nature of the acquisition targets TPG typically considers most attractive for TPG funds and the types of acquisitions we expect to find most attractive for our company. TPG’s traditional private equity activities typically involve investing in private companies, and while TPG will often take companies public, it typically invests in those entities several years prior to an initial public offering, not at the time of such offering. In contrast, the acquisition targets that we expect to find most attractive would generally have capital structures and existing business operations and infrastructure to go public immediately upon our acquisition. As a result, we may become aware of a potential transaction that is not a fit for the traditional private equity or growth investment activities of TPG but that is an attractive opportunity for us.

In addition, TPG or its affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, TPG or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that these fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”
Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with TPG’s other blank check companies would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) Pace Beneficial Finance has entered into a definitive agreement to acquire EVBox, (ii) Pace Tech Opportunities has entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by geography in terms of the acquisition opportunities we can pursue.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and pursue initial business combination opportunities or complete our initial business combination.”
Neither our sponsor nor TPG will be providing investment advisory services to us, and we are not an investment advisory client of our sponsor or TPG under the Investment Advisers Act of 1940.
For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

Our Forward Purchase Agreements
We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreements. The forward purchases are intended to provide us with appropriate funding for our initial business combination.
Prior to this offering, we have entered into the original forward purchase agreement, pursuant to which TPG agreed to purchase an aggregate of 5,000,000 Class A ordinary shares at a price of $10.00 per share, for an aggregate purchase price of $50,000,000. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share, for an aggregate purchase price of approximately $125,000,000. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination.
The proceeds of all purchases made pursuant to the forward purchase agreements will not be deposited into our operating account.
The terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to generally be identical to the terms of the Class A ordinary shares being issued in this offering, except that the forward purchase shares and additional forward purchase shares will have no redemption rights and will have no right to liquidating distributions from our trust account. In addition, as long as the forward purchase shares and the additional forward purchase shares are held by TPG or the forward transferees, and the additional forward purchasers, they will have certain registration rights. In connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Founder Share Structure
We have structured our founder shares to provide better aligned incentives than a typical blank check company. The Class G founder shares will only provide our sponsor, officers and directors with significant value if our public shares, following our initial business combination, experiences significant price appreciation, which we believe aligns our interests with the interests of both our public shareholders and continuing shareholders of any targets we may seek to acquire. Importantly, unlike other SPACs, our sponsor will receive a financial benefit that is directly coupled to the value that is created for our investors.
The number of founder shares issued was determined based on the expectation that the founder shares would represent, on an as-converted basis, 10% of our Class A ordinary shares immediately following the completion of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares), with the potential to represent in the aggregate up to 25% of the outstanding Class A ordinary shares upon closing of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares) based on certain triggering events as described in this prospectus. The Class G ordinary shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. We believe this better aligns the incentives of our sponsor with that of our investors.
Business Strategy
Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, build a company in the public markets. We intend to seek a company in the technology industry that complements the experience and expertise of our management team and TPG and is a business that we think our transformative operating skills and strategic advice can improve. Our selection process will leverage our team’s network of industry, private equity sponsor and lending community relationships as well as relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We intend to deploy a pro-active, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital and capital markets expertise can be catalysts to transform companies and can help accelerate the target business’ growth and performance.
In addition, we intend to utilize the networks and industry experience of our management team and our board of directors in seeking an initial business combination. Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. This group has experience in:
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operating companies, setting and changing strategies, and identifying, mentoring and recruiting world-class talent;

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developing and growing companies, both organically and through acquisitions and strategic transactions, and expanding the product range and geographic footprint of a number of target businesses;

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sourcing, structuring, acquiring and selling businesses;

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accessing the capital markets, including financing businesses and helping companies transition to public ownership;

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engaging with public market analysts and investors to help companies better communicate their business model, opportunity and strategy to maximize value for their shareholders;

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building a network of relationships with many of the largest strategic and serial acquirers in the technology landscape;

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fostering relationships with sellers, capital providers and target management teams; and

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executing transactions in multiple geographies and under varying economic and financial market conditions.

TPG’s distinctive international network coupled with its thematic approach to sourcing has provided our management team, while at TPG, with a flow of referrals that have resulted in numerous transactions, and several proprietary opportunities that were not available to generalist and/or less active participants. We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, given our profile and thematic approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate our acquisition themes, including the parameters of our search for a target company, and will begin the disciplined process of pursuing and reviewing promising leads.
In addition to capital, we expect to provide value and enhanced credibility to companies we engage with on a potential business combination on multiple levels that most of our SPAC competitors are not experienced with, willing and/or prepared to do and that cannot be easily accomplished by working with the typical process of third-party advisors on a regular way initial public offering or direct listing. Our typical hands-on incremental value includes, but is not limited to:
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improving hands-on operating efficiency through cost evaluation and capital allocation decisions;

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improving budgeting process, accuracy and accountability;

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validating merger synergies and accretive valuation;

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helping companies install proper systems, processes and people to scale;

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verifying market opportunity and helping companies focus on their unique product market fit;

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enhancing and validating existing strategic plans to differentiate versus competitors;

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evaluating and improving methods to acquire and increase customer lifetime value;

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ensuring stability in leadership as well as proper corporate governance to scale beyond going public;

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ensuring fidelity of financial modeling and projections that will be publicly communicated as well as how best to do so;

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engaging strategics on behalf of the company to accelerate business development and corporate development options;

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assisting the company in negotiating significant business development and M&A deals; and

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establishing and ensuring high quality communication with analysts and investors to articulate long-term value creation.

In many cases, third-party advisors and existing venture or sponsor investors can assist companies with some of the above needs at various points in time, but often lack the bandwidth and focus to do so over a continuous and sustained period that persists after becoming a public company. Our team has done the above as operators of companies that have successfully been built from scratch, been acquired at scale, and/or were divisions of larger companies. In each case our management team and Non-Executive Chairman have delivered value to shareholders either through public market financings, organic growth and strategic acquisitions, and/or sales to strategic investors and financial sponsors. These difficult operating and strategic challenges are faced by almost every company in the technology landscape, and capital alone is insufficient to address their needs. Going public will not help many of these companies without access to trusted stewards and fiduciaries who understand the competitive environment, as well as the capital markets, and can help these businesses navigate each to maximize value.
Acquisition Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines which we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to acquire one or more businesses that we believe:
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are underperforming their potential in industries that are otherwise exhibiting stable or improving fundamentals. We intend to evaluate each industry and the target businesses within those industries based on several factors, including the potential for sustainable competitive advantage, growth in excess of GDP, ability to generate attractive returns and the sustainability of profit margins. We plan to seek targets that will be compatible with our rigorous value creation process, whereby we identify several value enhancing initiatives prior to making the acquisition and install processes to implement and optimize those initiatives.
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are in the technology, media or business services sectors and can utilize the extensive networks and strategic insights we have built in those sectors. In addition, we expect to evaluate targets in other industries that our management team understands well, including those that can use technology, including big-data and sophisticated revenue management techniques, to drive meaningful operational improvements and efficiency gains, or enhance its strategic position by using technology solutions to differentiate its offering.

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are at an inflection point, such as those requiring additional management expertise, are able to innovate by developing new products or services, or where we believe we can drive improved financial performance and where an acquisition may help facilitate growth. We believe that we are well-positioned to evaluate and improve a company’s growth prospects and help them realize the opportunities to create shareholder value following the consummation of a business combination.

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have built a unique product or service that addresses a large consumer or business market with sustainable competitive differentiation. Our management team and Non-Executive Chairman have significant experience building, advising and investing in companies to help them achieve competitive differentiation and leverage those strengths to drive growth. We intend to provide hands on operating assistance to help the business or businesses we acquire to maximize growth.

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are mature, at scale and ready to access the public capital markets, but need help articulating their business model and opportunity to public investors. Our management team and Non-Executive Chairman have significant experience engaging with public market analysts and investors to help companies better communicate their stories. We believe many companies in the technology, media and business services sectors can leverage our team’s experience and advice to maximize shareholder value as part of our initial business combination and following as an operating public company.

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have significant embedded and/or underexploited expansion opportunities. One of the key elements of TPG’s typical value creation approach is to acquire target companies to accelerate their growth. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team and Non-Executive Chairman have significant experience in identifying such targets and helping target management assess the strategic and financial fit. Similarly, our management team and Non-Executive Chairman have the expertise to assess the likely synergies and a process to help a target integrate acquisitions.

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exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on our company specific analysis and due diligence review. For a potential target company, this process will include, among other things, a review and analysis of the company’s capital structure, quality of earnings, potential for operational improvements, corporate governance, customers, material contracts, and industry background and trends. We intend to leverage the operational experience and disciplined investment approach of our team and those of TPG to identify opportunities to unlock value that our experience in complex situations allows us to pursue.

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will offer attractive risk-adjusted equity returns for our shareholders. We will seek to acquire a target on terms and in a manner that leverages our experience in transformational investing. Financial returns will be evaluated based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. Potential upside from growth in the target business’ earnings and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Our Acquisition Process
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view.
Members of our management team may directly or indirectly own our ordinary shares and/or private placement shares following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
All of the members of our management team are employed by TPG. TPG is continuously made aware of potential business opportunities, and we may pursue a prospective target business that has already been considered by TPG, Pace-I, Pace Energy, Pace-II, Pace Tech Opportunities, or Pace Beneficial Finance in a different context. However, TPG is not under any obligation to source any potential opportunities for our initial business combination or refer any such opportunities to our company or provide any other services to our company. TPG’s role with respect to our company is expected to be primarily passive and advisory in nature. TPG has fiduciary and contractual duties to its investment vehicles and to certain companies in which TPG has invested. As a result, TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us. Additionally, certain companies in which TPG has invested may enter into transactions with, provide goods or services to, or receive goods or services from an entity with which we seek to complete our initial business combination. Transactions of these types may present a conflict of interest because TPG may directly or indirectly receive a financial benefit as a result of such transaction. See “Risk Factors — TPG is not under any obligation to source any potential opportunities for our initial business combination. TPG may have a duty to offer business combination opportunities to certain TPG funds before we may seek to engage in transactions with businesses that could have otherwise been attractive business combination opportunities for us.”
As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the investment mandate of any entity to which he or she has pre-existing fiduciary or contractual obligations, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions, and Pace Beneficial II, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.
In addition to the above, our officers and directors are not required to commit any specific amount of time to our affairs, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. Accordingly, our officers and directors may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.
Initial Business Combination
In accordance with the rules of the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account, if any) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. Unlike initial public offerings of other special purpose acquisition companies, investors in this offering will not receive any warrants (which typically would become exercisable following completion of our initial business combination).
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will be able to properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Sourcing of Potential Business Combination Targets
We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.
In addition, members of our management team have developed contacts from serving on the boards of directors of several companies, including Sabre Corporation, Norwegian Cruise Line Holdings Ltd. and Caesars Acquisition Company.
While at TPG, this network provided our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion that our initial business combination is fair to our company from a financial point of view from either an independent investment banking firm or an independent accounting firm.
As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the investment mandate of any entity to which he or she has pre-existing fiduciary or contractual obligations, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring, or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Financial Position
With funds available for a business combination from this offering and the sale of the private placement shares and the sale of the forward purchase shares, no redemptions and after payment of $15,750,000 of deferred underwriting fees (or $18,112,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting our Initial Business Combination
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement shares and the forward purchase shares and additional forward purchase shares, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We have not selected any specific business combination target and we have not nor has anyone on our behalf initiated any substantive discussions, directly or indirectly, with any business combination target. All of the members of our management team are employed by TPG. TPG is continuously made aware of potential business opportunities, and we may pursue a prospective target business that has already been considered by TPG, Pace-I, Pace Energy, Pace-II, Pace Tech Opportunities, or Pace Beneficial Finance in a different context. However, we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us and we will not consider a business combination with any company that has already been identified by TPG as a suitable acquisition candidate for it, unless TPG in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
In addition to the forward purchase shares and additional forward purchase shares, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.
In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, other than the forward purchase agreements we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
Sources of Target Businesses
Our process of identifying acquisition targets will leverage our sponsor and our management team’s industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of our sponsor and our directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.
In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.
We also expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms, including one or more of the underwriters or one of their respective affiliates, or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, the underwriters may provide these services without additional compensation. We will formally engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In addition, we may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or from making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. See “Management — Conflicts of Interest.”
Selection of a Target Business and Structuring of our Initial Business Combination
So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are no longer listed on the NYSE, we will not be obligated to satisfy such 80% test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or from an independent accounting firm, with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will be able to properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.
Under the NYSE’s listing rules, shareholder approval would be required for our initial business combination if, for example:
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we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then outstanding (other than in a public offering);

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any of our directors, officers or substantial shareholders (as defined by the NYSE rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

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the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a shareholder vote;

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the risk that the shareholders would fail to approve the proposed business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities
In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, TPG and each additional forward purchaser under the forward purchase agreement may acquire the forward purchase shares and additional forward purchase shares, respectively, prior to or simultaneously with our initial business combination. In the event our initial shareholders, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with a designated officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and any public shares in connection with (i) the completion of our initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity.
Limitations on Redemptions
Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.
Manner of Conducting Redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the NYSE, we will be required to comply with the NYSE rules.
If we hold a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.
If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In such case, our initial shareholders have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 14,450,000, or approximately 32.1%, of 45,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares or additional forward purchase shares have been issued, (iii) the parties to the letter agreements have not acquired any Class A ordinary shares other than the private placement shares and (iv) all issued and outstanding shares are voted). We intend to give not less than 5 days nor more than 60 days prior written notice of any such general meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will complete our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, directors and each member of our management team, have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with (i) the completion of a business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity.
If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.
Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval
Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to the Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our initial shareholders, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.
Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.
Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 5 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our sponsor, officers and directors have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable) time period Cayman Islands law.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares or private placement shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.
Our sponsor, executive officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,100,000 of proceeds held outside the trust account, plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering, the sale of the private placement shares, the forward purchase shares and the additional forward purchase shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. In order to protect the amounts held in the trust account, our sponsor will have agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,100,000 from the proceeds of this offering and the sale of the private placement shares, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $900,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $900,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provisions relating to the rights of holders of our Class A ordinary shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not completed an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.
Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated memorandum and articles of association contain a provision which provides that, if we seek to amend any provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Our initial shareholders, officers and directors have agreed to waive any redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting;

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if our initial business combination is not consummated within 24 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law, being the affirmative vote of a majority of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.
Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if we Fail to Complete our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote.The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a U.S.-based trust account. $450,000,000 of the net proceeds of this offering and the sale of the private placement shares will be deposited into a U.S-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $425,250,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$450,000,000 of the net proceeds of this offering and the sale of the private placement shares held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Beginning in January 2022, we expect to invest the funds in the trust account in specified U.S. government treasury bills or in specified money market funds. Prior to such time, such proceeds will not be invested and will be held in a non-interest bearing trust account.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	So long as we obtain and maintain a listing for our securities on the NYSE, our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the net assets in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The Class A ordinary shares are expected to begin trading on or promptly after the date of this prospectus. We will file a Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K, which will include an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the Class A ordinary shares would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not

	Terms of Our Offering	Terms Under a Rule 419 Offering
	are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.	received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any such general meeting.
Business combination deadline	If we are unable to complete an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement shares held in the trust account will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.	The proceeds held in the escrow accountare not released until the earlier of thecompletion of a business combination orthe failure to effect a businesscombination within the allotted time.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies preparing for initial public offerings. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
Conflicts of Interest
TPG manages multiple investment vehicles. Funds managed by TPG or its affiliates may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If these funds decide to pursue any such opportunity, we may be precluded from pursuing it. In addition, investment ideas generated within TPG, including by persons who may make decisions for the company, may be suitable for both us and for a current or future TPG fund, and may be directed to such investment vehicle rather than to us, subject to applicable fiduciary duties. Neither TPG nor members of our management team who are also employed by TPG have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or managing directors of TPG, subject to his or her fiduciary duties under Cayman Islands law. TPG and/or our management, in their capacities as officers or managing directors of TPG or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future TPG investment vehicles, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands laws.
In addition, TPG or its affiliates may sponsor other blank check companies similar to ours during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance, entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with TPG’s other blank check companies would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) Pace Beneficial Finance has entered into a definitive agreement to acquire EVBox, (ii) Pace Tech Opportunities has entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by geography in terms of the acquisition opportunities we can pursue.
We may also engage entities affiliated with TPG, including TPG Capital BD, LLC, for services in connection with identifying and investigating potential targets for, and the consummation of, our business combination. Conflicts may arise from TPG’s sponsorship of our company and its provision of these services to us.
However, we do not believe that any potential conflicts would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. We expect that if an opportunity is presented to one of our officers or directors in his or her capacity as an officer or director of one of those other entities, such opportunity would be presented to such other entity and not to us. For more information on the entities to which our officers and directors currently have fiduciary or contractual obligations, please refer to “Management — Conflicts of Interest.” We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination.
Indemnity
Our sponsor will have agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.
Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such eventuality. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all third parties and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
Facilities
We currently maintain our executive offices at 301 Commerce St., Suite 3300 Fort Worth, Texas 76102. The cost for this space is included in the $50,000 per month fee that we will pay an affiliate of our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees
We currently have three officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our Class A ordinary shares under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials, as applicable, sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Directors and Executive Officers
Our officers, directors and director nominees are as follows:
Name	Age	Title
Karl Peterson	50	Non-Executive Chairman and Director
David Bonderman	78	Director
Julie Hong Clayton	39	Director nominee
Chad Leat	65	Director nominee
Traci Mercer	44	Director nominee
Kathleen Philips	54	Director nominee
Wendi Sturgis	54	Director nominee
Greg Mrva	50	President
Martin Davidson	44	Chief Financial Officer
Eduardo Tamraz	37	Executive Vice President of Corporate Development, Secretary
Board of Directors
Karl Peterson has been our Non-Executive Chairman and Director since March 2021. Mr. Peterson is a Senior Partner of TPG and the founder and Managing Partner of TPG Pace Group, the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson currently serves as the Non-Executive Chairman and Director of TPG Pace Beneficial Finance Corp. and TPG Pace Tech Opportunities Corp. since July 2020; and TPG Pace Beneficial II Corp. and TPG Pace Solutions Corp. since March 2021. Mr. Peterson has served as a director, President and Chief Executive Officer of Pace-II from its inception in February 2017 through its business combination with Accel in November 2019, and is currently the Chairman of the board of directors of Accel. Mr. Peterson has also served as a director, President and Chief Executive Officer of Pace-I from its inception in June 2015 through its business combination with Playa in March 2017, and is currently a member of the board of directors of Playa. He also served as the founding president and CEO of TPG Pace Energy in 2017.
From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services and travel sectors. Prior to 2004, he was a co-founder of Hotwire.com and served as the company’s President and Chief Executive Officer. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995, he was a financial analyst at Goldman Sachs & Co. LLC. Mr. Peterson is currently the chairman of the board of directors of Sabre Corporation.
Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor’s of Business Administration Degree with High Honors. We believe that Mr. Peterson’s prior experience with helping high growth companies enter the public markets, especially in technology, media, financial services and travel sectors, makes him well qualified to serve as our Non-Executive Chairman and Director.
David Bonderman has served as a member of our board of directors since March 2021. He is a Founding Partner of TPG, a global alternative asset firm, established in 1992. Mr. Bonderman currently serves or has served on the board of directors of the following public companies among others: Allogene Therapeutics, Inc. from May 2018 to present, RyanAir Holdings, plc, of which he was Chairman from August 1996 until May 2020, China International Capital Corporation Limited from November 2010 to February 2020, Pace-II from April 2017 to November 2019, Pace Energy from April 2017 to July 2018, Energy Future Holdings Corp. from October 2007 to March 2018, Cushman & Wakefield from August 2015 to February 2018, Kite Pharma, Inc. from February 2011 to October 2017, Caesars Entertainment Corporation from January 2008 to October 2017, Pace-I, of which he was Chairman from September 2015 to March 2017 and CoStar Group, Inc. from May 1995 to June 2015. Mr. Bonderman also serves or has served on a number of boards of private companies including Univision Communications, Inc., XOJET, Inc., and Evolution Media Growth Partners. Mr. Bonderman also serves on the board of directors of TPG Pace Beneficial Finance Corp. and TPG Pace Tech Opportunities Corp. since July 2020; and TPG Pace Solutions Corp. since March 2021.
Prior to forming TPG, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (“RMBG”), now doing business as Keystone Group, L.P., in Fort Worth, Texas. Prior to joining RMBG in 1983, Mr. Bonderman was a partner in the law firm of Arnold & Porter in Washington D.C., where he specialized in corporate, securities, bankruptcy and antitrust litigation. From 1969 to 1970, Mr. Bonderman was a Fellow in Foreign and Comparative Law in conjunction with Harvard University, and from 1968 to 1969, he was a Special Assistant to the U.S. Attorney General in the Civil Rights division. From 1967 to 1968, Mr. Bonderman was an Assistant Professor at Tulane University School of Law in New Orleans, Louisiana. Mr. Bonderman holds a bachelor’s degree from the University of Washington and a J.D. from Harvard Law School. Mr. Bonderman graduated magna cum laude from Harvard Law School, where he was a member of the Harvard Law Review and a Sheldon Fellow. We believe that Mr. Bonderman’s significant directorship experience makes him well-qualified to serve as a member of our board of directors.
Julie Hong Clayton has agreed to serve as a member of our board of directors. Ms. Clayton is Partner of TPG and has led TPG Capital’s equity capital markets across its private equity platforms since 2013. Since its inception in June 2015, Ms. Clayton has served as a capital markets advisor for TPG Pace Group, TPG’s dedicated initiative to provide permanent capital solutions for companies. Ms. Clayton served on the board of directors of Univision Communications Inc. from December 2015 to December 2020. Prior to joining TPG in 2013, Ms. Clayton was a Director in the Equity Capital Markets group at Bank of America Merrill Lynch. Ms. Clayton currently serves on the board of directors of TPG Pace Tech Opportunities Corp. since October 2020 and is a director nominee of TPG Pace Solutions Corp.
Ms. Clayton holds an A.B. in Economics from Harvard College. We believe that Ms. Clayton’s prior experience with high-growth companies and significant directorship experience make her well-qualified to serve as a member of our board of directors.
Chad Leat has agreed to serve as a member of our board of directors. Mr. Leat is a retired Vice Chairman of Global Banking at Citigroup Inc., and has nearly thirty years of markets and banking experience on Wall Street. He is a leader and innovator in corporate credit and M&A finance. Mr. Leat joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets and then joined Citigroup in 1998 from where he retired in 2013 as Vice Chairman of Global Investment Banking. Over the years, he served on the firm’s Investment Banking Management Committee, the Fixed Income Management Committee and the Capital Markets Origination Committee. From 1998 until 2005, he served as the Global Head of Loans and Leveraged Finance. He grew this business from a small second-tier position to one of the largest loan and high-yield businesses on Wall Street. During the financial crisis, Mr. Leat helped Citigroup work through many challenging risk, regulatory and client issues.
Mr. Leat began his career on Wall Street at The Chase Manhattan Corporation in their Capital Markets Group in 1985 where he ultimately became the head of their highly successful Syndications, Structured Sales and Loan Trading businesses. This group was on the cutting edge of the fast-developing loan market and Mr. Leat was one of a handful of market professionals associated with the development and creation of this now vibrant capital market. Previously, Mr. Leat has served as a member of the board of directors of Pace-II from June 2017 until its business combination with Accel in November 2019. Mr. Leat has also served as a member of the board of directors of Pace Energy from March 2017 until its business combination with Magnolia in July 2018, and as a member of the board of directors of Pace-I from September 2015 until its business combination with Playa in March 2017. Mr. Leat also serves as a member of the board of directors of TPG Pace Beneficial Finance Corp. and TPG Pace Tech Opportunities Corp. since October 2020; and is a director nominee of TPG Pace Beneficial II Corp.
Mr. Leat serves on the board of directors of Norwegian Cruise Line Holdings Ltd. Mr. Leat is the Chairman of the board of directors of MidCap Financial, PLC, a middle-market direct commercial lending business, and of J. Crew Group, Inc. He has previously served as Chairman of the board of directors of HealthEngine LLC, a healthcare technology company, a member of the board of directors of Global

Indemnity, PLC, a Cayman-based provider of property and casualty insurance and BAWAG P.S.K., one of the largest banks in Austria.
Mr. Leat is dedicated to many civic and philanthropic organizations. Mr. Leat is a member of the Economic Club of New York and has served on the boards of several charitable organizations. Currently, Mr. Leat is a member of the Board of Directors of The Hampton Classic Horse Show and is a Trustee of the Parrish Museum of Art. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of Science degree. We believe that Mr. Leat’s prior experience with high growth companies and significant directorship experience makes him well qualified to serve as a member of our board of directors.
Traci Mercer has agreed to serve as a member of our board of directors. Ms. Mercer serves as the Senior Vice President of Marketplace Segments at Sabre, providing leadership in multiple lines of business. She has more than 20 years of industry experience including prior leadership roles at Hootsuite, Expedia and Hilton. Ms. Mercer is also a founding member of the Global Business Travel Association (“GBTA”) Strategic Advisory Board for Women in Travel. She was named one of the Top 50 Most Powerful Women in Tech 2020 by the National Diversity Council, 2019 Woman of Influence in Travel by GBTA and one of the Top 40 Women in Travel by Global Business Travel in 2019.
Ms. Mercer holds a B.A. in Communication Studies from Eastern Washington University, and an M.B.A. from Washington State University. We believe that Ms. Mercer’s diverse leadership experience in marketing makes her well qualified to serve as a member of our board of directors.
Kathleen Philips has served as a member of TPG Pace’s board of directors since October 6, 2020. Ms. Philips has served as a member of the board of directors of Pace-II from June 2017 through its business combination with Accel in November 2018, and is currently a member of the board of directors of Accel. Ms. Philips served as an advisor at Zillow Group, Inc., from January 2019 until August 2020. Prior to that, Ms. Philips held many leadership positions at Zillow Group, including chief legal officer from September 2014 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Ms. Philips also serves as a member of the board of directors of TPG Pace Beneficial Finance Corp. since October 2020 and is a director nominee of TPG Pace Solutions Corp. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998.
Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from The University of Chicago. Ms. Philips is well-qualified to serve as a director because of her senior management experience at a growth-oriented, publicly traded company. We believe that Ms. Philip’s wide range of legal experience with rapidly growing companies makes her well qualified to serve as a member of our board of directors.
Wendi Sturgis has agreed to serve as a member of our board of directors. Ms. Sturgis currently serves as the CEO of Yext Europe since February 2019. She has over twenty years of experience as a technology and marketing leader at some of the world’s largest tech companies. Ms. Sturgis has been a leader at Yext since joining the company in 2011, and has held a variety of executive roles, including leading Sales, Partnerships, Customer Success, Consulting and Global Operations. Ms. Sturgis also serves as a member of the board of directors of TPG Pace Tech Opportunities Corp. since October 2020 and is a director nominee of TPG Pace Solutions Corp.
She has previously held executive positions at Oracle, Gartner, Right Media, and Yahoo!, where she was Vice President of Account Management for North America in charge of the North American Search business. She is currently an independent director for the Container Store Group, Inc. since August 2019 and Kustomer, a private company based in New York City since April 2019. She has served on multiple boards including Dailyworth.com, Student Transportation of America, Nasdaq: STI, Step Up Women’s Network, Chair of Georgia Tech Advisory Board, and the Georgia Tech Foundation.

Ms. Sturgis is a graduate of the Georgia Institute of Technology and has served as an adjunct professor of business at Columbia Business School. She was named to the 40 Women to Watch Over 40 list in 2013. We believe that Ms. Sturgis’ significant experience in executive positions at public companies makes her well qualified to serve as a member of our board of directors.
Executive Officers
Greg Mrva has been our President since March 2021. Mr. Mrva has 25 years of experience leading finance and operations teams for technology businesses and leading investment banking teams advising global technology companies. Mr. Mrva was most recently the Chief Financial Officer of StubHub, where from 2018 to 2020 he sat on both the StubHub and eBay finance leadership teams. He was responsible for StubHub’s financial planning, analysis and forecasting, controllership, financial operations and strategic planning. Mr. Mrva also led the North America Business for StubHub and completed the successful sale of StubHub to Viagogo in February 2020 for $4 billion. Prior to StubHub, Mr. Mrva was managing director at Morgan Stanley from 2013 to 2018 where he led the firm’s Global Internet Banking practice. Mr. Mrva advised multiple companies on capital markets and strategic acquisition transactions including the public offerings of Alibaba, Snap, LendingClub, GoDaddy and Yext and capital markets financings for Amazon, eBay, Google, Facebook, PayPal, MercadoLibre and Zynga. Prior to Morgan Stanley, Mr. Mrva served as global head of internet investment banking for Barclays from 2010 to 2013. Prior to Barclays, Mr. Mrva was the head of corporate development for Yahoo from 2007 to 2010, during which time he led a team that acquired and integrated over a dozen businesses for Yahoo. Mr. Mrva was also an investment professional as a member of TPG’s technology team from 2003 to 2005. Mr. Mrva also serves as the President of TPG Pace Tech Opportunities Corp. since August 2020.
Martin Davidson has been our Chief Financial Officer since March 2021. Mr. Davidson is a Partner and Chief Accounting Officer of TPG. Mr. Davidson is responsible for all financial operations and reporting related to TPG Holdings, TPG’s parent company, and accounting and operations for TPG’s private equity and real estate funds, as well as TPG’s firm-wide accounting policies. Currently, Mr. Davidson serves as the Chief Financial Officer of TPG Pace Beneficial Finance Corp. and TPG Pace Tech Opportunities Corp. since July 2020; and as Chief Financial Officer of TPG Pace Beneficial II Corp. and TPG Pace Solutions Corp. since March 2021. Previously, Mr. Davidson has served as the Chief Financial Officer of Pace-II from its inception in February 2017 until its business combination with Accel in November 2019. Mr. Davidson has also served as the Chief Financial Officer of Pace Energy from its inception in February 2017 until its business combination with Magnolia in July 2018. In addition, he has held the position of Chief Financial Officer and Financial Operations Principal of TPG’s broker/dealers and served on the board of multiple special purpose investment vehicles of TPG’s investment funds.
Prior to joining TPG in 2005, Mr. Davidson was an audit manager at KPMG where he primarily served clients in the financial services industry including private equity funds and hedge funds. Mr. Davidson received a BBA in accounting from Texas Christian University and a Masters of Professional Accounting from The University of Texas at Austin. Mr. Davidson is a Certified Public Accountant.
Eduardo Tamraz has been our Executive Vice President of Corporate Development and Secretary since March 2021. Mr. Tamraz is a senior executive on the investment team for TPG Pace Group, TPG’s dedicated initiative to provide permanent capital solutions for companies. Previously, he was a Vice President of TPG Capital in Europe from 2014 to early 2017. Currently, Mr. Tamraz serves as the Secretary and Executive Vice President of Corporate Development for TPG Pace Beneficial Finance Corp. and TPG Pace Tech Opportunities Corp. since July 2020. He also serves as the Secretary of TPG Pace Beneficial II Corp. and as the President of TPG Pace Solutions Corp. since March 2021. Mr. Tamraz has served as Secretary and Executive Vice President of Corporate Development of Pace-II from its inception in February 2017 until its business combination with Accel in November 2019. Mr. Tamraz has also served as Secretary and Executive Vice President of Corporate Development of Pace Energy from its inception in February 2017 until its business combination with Magnolia in July 2018. Mr. Tamraz is responsible for leading the evaluation of opportunities for TPG Pace Group.
From 2008 until 2014, Mr. Tamraz was a senior member of the private equity team at Eton Park, a global alternative investment firm. He previously worked at BC Partners and Merrill Lynch. Mr. Tamraz received an MA in economics from the University of Cambridge. He is a Co-Chair of Lincoln Center YP Education and Co-Chair of Young Glimmerglass Opera.
Prior Blank Check Experience
Several of our officers and directors have experience serving as officers, directors or members of the management teams of blank check companies, including Pace Beneficial Finance, a blank check company that raised an aggregate of $350 million in its initial public offering in October 2020, and Pace Tech Opportunities, a blank check company that raised an aggregate of $450 million in its initial public offering in October 2020. In December 2020, Pace Beneficial Finance entered into a definitive agreement with EVBox, a leading global provider of smart charging solutions for electric vehicles with Europe’s largest installed base of charging solutions and the most advanced cloud-based software offering. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy, a leading direct-to-consumer, curated gig economy platform for live online learning benefiting both learners and experts.
Number, Terms of Office and Election of Officers and Director
Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of seven members. Holders of our founder shares will have the right to appoint all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. Our board of directors will be divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of Karl Peterson and David Bonderman will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Julie Hong Clayton and Chad Leat will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Traci Mercer, Kathleen Philips and Wendi Sturgis will expire at our third annual general meeting. We may not hold an annual general meeting until after we complete our initial business combination. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Non-Executive Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.
The service of certain of our directors and officers depends in part on their continued engagement with us. See “Risk Factors — We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.”
Director Independence
The NYSE listing standards require that a majority of our board of directors be independent unless we qualify as a “controlled company” or avail ourselves of applicable phase in rules. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have four “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our board of directors has determined that each of Chad Leat, Traci Mercer, Kathleen Philips and Wendi Sturgis is independent under applicable SEC and NYSE rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. See “Risk Factors — Since only holders of Class F founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the NYSE, the NYSE may consider us to be a ‘controlled company’ within the meaning of the NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements”.
Executive Officer and Director Compensation
None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor a total of $50,000 per month for office space, administrative and support services. In addition, we may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effective date of the registration statement of which this prospectus forms part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board. The charter of each committee will be available on our website.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Chad Leat, Traci Mercer and Kathleen Philips. Chad Leat will serve as the chair of the audit committee.
Each member of the audit committee meets the financial literacy requirements of the NYSE, and our board of directors has determined that Chad Leat qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The primary purposes of our audit committee are to assist the board’s oversight of:
•
audits of our financial statements;

•
the integrity of our financial statements;

•
our process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•
the qualifications, engagement, compensation, independence and performance of our independent auditor; and

•
the performance of our internal audit function.

The audit committee will be governed by a charter that complies with the rules of the NYSE.
Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Traci Mercer, Kathleen Philips and Wendi Sturgis. Kathleen Philips will serve as the chair of the compensation committee.
The primary purposes of our compensation committee are to assist the board in overseeing our management compensation policies and practices, including:
•
determining and approving the compensation of our executive officers; and

•
reviewing and approving incentive compensation and equity compensation policies and programs. The compensation committee will be governed by a charter that complies with the rules of the NYSE.

Nominating and Corporate Governance Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee. The members of our nominating and corporate governance committee will be Chad Leat, Traci Mercer and Wendi Sturgis. Traci Mercer will serve as chair of the nominating and corporate governance committee.
The primary purposes of our nominating and corporate governance committee will be to assist the board in:
•
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•
developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•
coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•
reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee will be governed by a charter that complies with the rules of the NYSE.
Director Nominations
Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual general meeting. Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our Class F ordinary shares during such times as they are seeking proposed nominees to stand for election at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.
Code of Business Conduct and Ethics
Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of the Code of Business Conduct and Ethics will be available on our website. Any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics will be disclosed on such website promptly following the date of such amendment or waiver.
Corporate Governance Guidelines
Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.
Conflicts of Interest
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•
duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•
duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•
directors should not improperly fetter the exercise of future discretion;

•
duty to exercise powers fairly as between different sections of shareholders;

•
duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•
duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Certain of our officers and directors have fiduciary and contractual duties to TPG and to certain companies in which TPG has invested. These entities, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. As a result, certain of our officers and directors will have a duty to offer acquisition opportunities to companies that they are officers or directors of and certain TPG funds before we can pursue such opportunities. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.
We believe that some of the conflicts of interest with TPG funds will be naturally mitigated, to some extent, by the differing nature of the acquisition targets TPG typically considers most attractive for TPG funds and the types of acquisitions we expect to find most attractive for our company. TPG’s traditional private equity activities typically involve investing in private companies, and while TPG will often take companies public, it typically invests in those entities several years prior to an initial public offering, not at the time of such offering. As a result, we may become aware of a potential transaction that is not a fit for the traditional private equity or growth investment activities of TPG but that is an attractive opportunity for us.
In addition, TPG or its affiliates may sponsor other blank check companies similar to ours, including in connection with their initial business combinations, during the period in which we are seeking an initial business combination, and members of our management team may participate in such blank check companies. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to other blank check companies with which they may become involved. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, TPG or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to search for an initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.
Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, TPG is currently sponsoring four other blank check companies, Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. On December 10, 2020, Pace Beneficial Finance entered into a definitive agreement to acquire EVBox. On January 28, 2021, Pace Tech Opportunities entered into a definitive agreement to acquire Nerdy. Pace Solutions and Pace Beneficial II plan to complete their initial public offerings in the first half of 2021. Any such companies, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II, may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams, like in Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions and Pace Beneficial II. TPG has complete discretion, subject to applicable fiduciary duties, as to which blank check company it chooses to pursue a business combination and the order in which it pursues business combinations for any of its existing or future blank check companies. As a result, TPG may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. We do not believe that any potential conflicts with TPG’s other blank check companies would materially affect our ability to identify and pursue initial business combination opportunities or complete our initial business combination, because (i) Pace Beneficial Finance has entered into a definitive agreement to acquire EVBox, (ii) Pace Tech Opportunities has entered into a definitive agreement to acquire Nerdy, (iii) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (iv) we are not limited by geography in terms of the acquisition opportunities we can pursue.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for private investment funds of which affiliates of TPG are the investment managers. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to identify and pursue initial business combination opportunities or complete our initial business combination.”
Potential investors should also be aware of the following other potential conflicts of interest:
•
None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated, including Pace Beneficial Finance and Pace Tech Opportunities. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•
Our initial shareholders, officers and directors have agreed to waive their redemption rights with respect to our founder shares, private placement shares and public shares in connection with the consummation of our initial business combination. Additionally, our initial shareholders, officers and directors have agreed to waive their redemption rights with respect to their founder shares and private placement shares if we fail to consummate our initial business combination within 24 months after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement shares will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares and private placement shares following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
Karl Peterson	Accel Entertainment, Inc.	Gaming	Director
	Playa Hotels and Resorts B.V.	Resorts	Chairman and Director
	TPG Global, LLC (and affiliated entities)	Alternative Investment Manager	Partner
	Sabre Corporation and related entities	Technology	Director
	TPG Pace Tech Opportunities	Investment	Non-Executive Chairman and Director
	TPG Pace Beneficial II Corp.	Investment	Non-Executive Chairman and Director
	TPG Pace Solutions Corp.	Investment	Non-Executive Chairman and Director
David Bonderman	Allogene Therapeutics, Inc.	Biotechnology	Director
	TPG Global, LLC (and affiliated entities)	Alternative Investment Manager	Chairman
	TPG Pace Beneficial Finance Corp.	Investment	Director
	TPG Pace Tech Opportunities Corp.	Investment	Director
	TPG Pace Solutions Corp.	Investment	Director
Julie Hong Clayton	TPG Global, LLC	Alternative Investment Manager	Partner
	TPG Pace Tech Opportunities Corp.	Investment	Director
	TPG Pace Solutions Corp.	Investment	Director(1)
Chad Leat	J. Crew Group Inc.	Retail	Director
	Midcap Financial,	Commercial Lending	Director
	Norwegian Cruise Line Holdings Ltd.	Travel	Director
	TPG Pace Beneficial Finance Corp.	Investment	Director
	TPG Pace Tech Opportunities	Investment	Director
	TPG Pace Beneficial II Corp.	Investment	Director(2)
Traci Mercer	Sabre	Travel	Senior Vice President of

Individual	Entity	Entity’s Business	Affiliation
Market Segments
Kathleen Philips	Accel Entertainment, Inc.	Gaming	Director
	Zillow Group, Inc.	Real Estate	Advisor
	TPG Pace Beneficial Finance Corp.	Investment	Director
	TPG Pace Tech Opportunities Corp.	Investment	Director
	TPG Pace Solutions Corp.	Investment	Director(3)
Wendi Sturgis	Container Store Group, Inc.	Retail	Director
	Yext Europe	Technology	Chief Executive Officer
	TPG Pace Tech Opportunities Corp.	Investment	Director
	TPG Pace Solutions Corp.	Investment	Director(4)
Greg Mrva	TPG Pace Tech Opportunities Corp.	Investment	President
Martin Davidson	TPG Global, LLC (and affiliated entities)	Alternative Investment Manager	Partner and Chief Accounting Officer
	TPG Pace Beneficial Finance Corp.	Investment	Chief Financial Officer
	TPG Pace Tech Opportunities	Investment	Chief Financial Officer
	TPG Pace Beneficial II Corp.	Investment	Chief Financial Officer
	TPG Pace Solutions Corp.	Investment	Chief Financial Officer
Eduardo Tamraz	TPG Global, LLC (and affiliated entities)	Alternative Investment Manager	Principal
	TPG Pace Beneficial Finance Corp.	Investment	Secretary
	TPG Pace Tech Opportunities Corp.	Investment	Executive Vice President of Corporate Development and Secretary
	TPG Pace Beneficial II Corp.	Investment	Secretary
	TPG Pace Solutions Corp.	Investment	President

(1)
Julie Hong Clayton is expected to serve as member of the Board of Directors of Pace Solutions, upon completion of its offering.

(2)
Chad Leat is expected to serve as a member of the Board of Directors of Pace Beneficial II, upon completion of its offering.

(3)
Kathleen Philips is expected to serve as a member of the Board of Directors of Pace Solutions, upon completion of its offering

(4)
Wendi Sturgis is expected to serve as a member of the Board of Directors of Pace Solutions, upon completion of its offering

Accordingly, if any of the above directors or officers become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.
The conflicts described above may not be resolved in our favor.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on the NYSE, we will also reimburse our sponsor for office space and administrative support services provided to us in the amount of $50,000 per month.
In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree), private placement shares and any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.
Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares offered by this prospectus, and assuming no purchase of public shares in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•
each of our executive officers, directors and director nominees that beneficially own ordinary shares; and

•
all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement shares as these private placement shares are not exercisable within 60 days of the date of this prospectus.
The below table assumes that the underwriters do not exercise their over-allotment option and that there are 25,000,000 Class A ordinary shares issued and outstanding after this offering.
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares, for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares. The per-share price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued.
	Number of Shares Beneficially Owned(2)(3)	Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)		Before Offering	After Offering(2)
TPG Pace Tech Opportunities II Sponsor, Series LLC(4)	4,840,000	96.8%	%
Karl Peterson(4)	4,840,000	96.8%	%
David Bonderman(4)	4,840,000	96.8%	%
Julie Hong Clayton	—	*	*
Chad Leat	40,000	*	*
Traci Mercer	40,000	*	*
Kathleen Philips	40,000	*	*
Wendi Sturgis	40,000	*	*
Greg Mrva	—	*	*
Martin Davidson	—	*	*
Eduardo Tamraz	—	*	*
All directors, officers and director nominees as a group (10 individuals)	5,000,000	100%	%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 301 Commerce St., Suite 3300 Fort Worth, Texas 76102.

(2)
Includes Class A ordinary shares that may be issuable upon conversion of the Class F ordinary shares. On the first business day following the closing of our initial business combination, the Class F ordinary shares will automatically convert into a number of our Class A ordinary shares equal to 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares. If calculated based on the public shares outstanding as of immediately after this offering the Class F ordinary shares would be convertible (on the first day following the completion of our business combination) into an aggregate of 5,000,000 Class A ordinary shares (5,750,000 if the underwriters exercise their over-allotment option in full).
(3)
Does not include Class A ordinary shares that may be issuable upon conversion of the 10,000,000 Class G founder shares, which amount would be up to 10,000,000 Class A ordinary shares (11,500,000 if the underwriters exercise their over-allotment option in full) as of immediately after this offering. The Class G founder shares will convert into Class A ordinary shares after our initial business combination, subject to adjustment pursuant to certain anti-dilution rights, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all Class G ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

(4)
Represents the interest directly held by TPG Pace Tech Opportunities II Sponsor, Series LLC. The managing member of TPG Pace Tech Opportunities II Sponsor, Series LLC is TPG Pace Governance, LLC, a Cayman Islands limited liability company, which is controlled by a committee whose members are David Bonderman, James G. Coulter and Karl Peterson. Messrs. Bonderman, Coulter and Peterson may therefore be deemed to beneficially own the shares held by TPG Pace Tech Opportunities II Sponsor, Series LLC. Messrs. Bonderman, Coulter and Peterson disclaim beneficial ownership of the shares held by TPG Pace Tech Opportunities II Sponsor, Series LLC except to the extent of their pecuniary interest therein. The address of each of the entities and individuals in this footnote is 301 Commerce St., Suite 3300, Fort Worth, TX 76102.

In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares). Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including our initial business combination.
The holders of the founder shares have agreed (a) to vote any founder shares owned by it in favor of any proposed business combination and (b) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination.
Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of $10.00 per share. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of $125,000,000 of additional forward purchase shares, consisting of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination. Each additional forward purchaser’s obligation or right, as applicable, to purchase the forward purchase shares will be allocated among each additional forward purchaser from time to time as described herein.
The proceeds of purchases made under the forward purchase agreements will not be deposited in the trust account. The forward purchase shares and additional forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association, and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and additional forward purchase shares, as long as they are held by TPG or the forward transferees, and the additional forward purchasers, respectively, will have certain registration rights. In all other respects, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary shares being issued in this offering. In connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Our sponsor has committed to purchase an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. A portion of the purchase price of the private placement shares will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares. The private placement shares are subject to the transfer restrictions described below. The private placement shares otherwise have terms and provisions that are identical to the public shares being sold in this offering.
Restrictions on Transfers of Founder Shares and Private Placement Shares
The founder shares and private placement shares are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable, assignable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement shares, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor or any employees of such affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the limited partnership agreements or other applicable organizational documents of the sponsor upon dissolution of the sponsor; (g) as distributions to limited partners or members of the sponsor; (h) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (i) to the Company for no value for cancellation in connection with the completion of our initial business combination; (j) in the event of our liquidation, prior to the completion of our initial business combination; or (k) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.
Registration Rights
The holders of the founder shares and private placement shares will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A ordinary shares) pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination, or (B) subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement shares, 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.
Pursuant to the forward purchase agreements, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and the additional forward purchase shares owned by TPG or the forward transferees, and the additional forward purchasers, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such closing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares, for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares, par value $0.0001, and 10,000,000 Class G ordinary shares, par value $0.0001.
The number of founder shares issued was determined based on the expectation that the founder shares would represent, on an as-converted basis, 10% of our Class A ordinary shares immediately following the completion of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares), with the potential to represent in the aggregate up to 25% of the outstanding Class A ordinary shares upon closing of this offering (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares) based on certain triggering events as described in this prospectus. The Class G ordinary shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. The Class G founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus.
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of $10.00 per share. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements whereby the additional forward purchasers agreed to purchase an aggregate of $125,000,000 of additional forward purchase shares, consisting of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination. Each additional forward purchaser’s obligation or right, as applicable, to purchase the additional forward purchase shares will be allocated among the additional forward purchasers from time to time as described herein.
The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares and additional forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and additional forward purchase shares, as long as they are held by TPG or the forward transferees, and the additional forward purchasers, respectively, will have certain registration rights. In all other respects, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary shares being issued in this offering. In connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Our sponsor may, in its discretion, transfer, directly or indirectly, its Class F ordinary shares and Class G ordinary shares (including the Class A ordinary shares issued upon conversion thereof) to any affiliate transferee, subject to compliance with applicable securities laws.
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. The private placement shares may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.
As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the investment mandate of any entity to which he or she has pre-existing fiduciary or contractual obligations, including Pace Beneficial Finance, Pace Tech Opportunities, Pace Solutions, and Pace Beneficial II, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.
We will enter into an Administrative Services Agreement with an affiliate of our sponsor, pursuant to which we will pay a total of $50,000 per month for office space, administrative and support services to such affiliate. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, an affiliate of our sponsor will be paid a total of $1,200,000 ($50,000 per month) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.
None of our officers or directors have received any cash compensation for services rendered to us. We may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities, including TPG Capital BD, LLC and other entities affiliated with TPG, will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, TPG Capital BD, LLC is acting as our independent financial advisor as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which it will receive a fee of $832,500 (or $957,375 if the underwriters’ over-allotment option is exercised in full), which shall be payable upon the closing of this offering. The payment of such a fee is not typical for blank check companies TPG Capital BD, LLC is engaged to represent our interests only and is independent of the underwriters. TPG Capital BD, LLC is not acting as an underwriter and will not sell or offer to sell any securities in this offering, nor will it identify or solicit potential investors in this offering. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of reasonable out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
As of the date of this prospectus, our sponsor has loaned us $750,000 to be used for a portion of the expenses related to the organization of our company and this offering. These loans are non-interest bearing, unsecured and are due at the earlier of July 31, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the estimated $1,100,000 of offering proceeds that has been allocated to the offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We will enter into registration rights agreements with respect to the founder shares and the private placement shares, and with TPG and the additional forward purchasers with respect to the forward purchase shares and additional forward purchase shares, which are described under the section of this prospectus entitled “Description of Securities — Registration Rights.”
Related Person Transaction Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our ordinary shares or (iii) any immediate family member of any person specified in (i) and (ii) above. The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.

DESCRIPTION OF SECURITIES
We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we will be authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 30,000,000 Class F ordinary shares, $0.0001 par value. 30,000,000 Class G ordinary shares, $0.0001 par value, and 5,000,000 undesignated preferred shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.
Ordinary Shares
Upon the closing of this offering, the following ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option), consisting of:
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45,000,000 Class A ordinary shares issued as part of this offering;

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5,000,000 Class F ordinary shares held by our initial shareholder, convertible into 5,000,000 Class A ordinary shares (5,750,000 if the underwriters exercise their over-allotment option in full), subject to certain anti-dilution adjustments as described elsewhere herein;

•
10,000,000 Class G ordinary shares held by our initial shareholder, convertible only upon certain triggering events, as described elsewhere in this prospectus, into up to 10,000,000 Class A ordinary shares (up to 11,500,000 if the underwriters exercise their over-allotment option in full) as of immediately after this offering, subject to certain anti-dilution adjustments as described elsewhere herein; and

•
1,100,000 Class A ordinary shares held by our initial shareholders (1,235,000 if the underwriters exercise their over-allotment option in full) issued as private placement shares.

Shareholders of record are entitled to one vote for each share held (on an as-converted to Class A ordinary share basis) on all matters to be voted on by shareholders. Prior to our initial business combination, only holders of our Class F ordinary shares will have the right to vote on the appointment of directors. Holders of our Class G ordinary shares and public shares will not be entitled to vote on the appointment of directors during such time. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Class A ordinary shareholders, Class F ordinary shareholders and Class G ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law or the applicable rules of the NYSE then in effect; provided, that holders of our Class F ordinary shares will have the right to vote on the appointment of all of our directors prior to our initial business combination and holders of our Class A ordinary shares and private placement shares will not be entitled to vote on either the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment of directors), and the affirmative vote of a majority of our Class F ordinary shares is required to approve the appointment of directors. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of three years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the Class F founder shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.
Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings or appoint directors. We may not hold an annual general meeting to appoint new directors prior to completion of our initial business combination. We may not hold an annual general meeting prior to the consummation of our initial business combination. Prior to the consummation of our initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity.
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination (or, if the applicable rules of the NYSE then in effect require, a majority of the outstanding ordinary shares held by public shareholders are voted in favor of the business transaction). Unless restricted by NYSE rules, a quorum for such general meeting will consist of the holders present in person or by proxy of shares of outstanding shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such general meeting. Unless restricted by NYSE rules, our initial shareholders will count towards such quorum. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, as well as TPG and each additional forward purchaser’s purchase of forward purchase shares prior to our initial business combination, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination unless restricted by applicable NYSE rules. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 5 days nor more than 60 days) prior written notice of any such general meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, our ability to consummate the sale of the forward purchase shares and additional forward purchase shares prior to a shareholder vote and the ability of the forward purchase shares and additional forward purchase shares to participate in such vote, and the voting provision under the letter agreement, may make it more likely that we will consummate our initial business combination.
If we seek shareholder approval in connection with our initial business combination, our initial shareholders, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need 14,450,000, or approximately 32.1%, of 45,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming (i) the over-allotment option is not exercised, (ii) no forward purchase shares or additional forward purchase shares have been issued, (iii) the parties to the letter agreements have not acquired any Class A ordinary shares other than the private placement shares and (iv) all issued and outstanding shares are voted) in order to have an initial business combination approved in order to have an initial business combination approved). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. These quorum and voting thresholds and the letter agreement may make it more likely that we will consummate our initial business combination.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein.
Private Placement Shares
The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Shares,” to our officers and directors and other persons or entities affiliated with our sponsor). Holders of our private placement shares are entitled to certain registration rights. If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement shares will be worthless. Further, if we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our sponsor, directors and officers have agreed to vote any founder shares, public shares and private placement shares held by them in favor of our initial business combination. Otherwise, the private placement shares are identical to the Class A ordinary shares sold in this offering.
Our sponsor has agreed not to transfer, assign or sell any of their private placement shares until 30 days after the completion of our initial business combination, except, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Shares,” to our officers and directors and other persons or entities affiliated with our sponsor. As long as the private placement shares are held by our sponsor or its permitted transferees, the private placement shares will not be redeemable by us.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares.
Founder Shares
The founder shares are designated as Class F ordinary shares and Class G ordinary shares and, except as described below, are identical to the public shares being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have entered into letter agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to its founder shares and private placement shares if we do not complete an initial business combination within the period to consummate the initial business combination, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we do not complete our initial business combination within such time period, (iii) the Class F founder shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination as described herein and in our amended and restated certificate of incorporation, (iv) the Class G founder shares will convert into Class A ordinary shares after our initial business combination, as described herein, but only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus, and (v) prior to the closing of our initial business combination, only our Class F founder shares will have the right to vote on the election of our directors or continuing the company in a jurisdiction outside the Cayman Islands during such time. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders and each member of our management team have agreed to vote their founder shares, private placement shares and any public shares purchased during or after this offering in favor of our initial business combination.
The Class F founder shares will automatically convert into Class A ordinary shares on the first business day following the closing of our initial business combination, at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class F founder shares will equal, in the aggregate on an as-converted basis, 10% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares. Prior to our initial business combination, only holders of our Class F ordinary shares will be entitled to vote on the appointment of directors.
The Class G founder shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including three triggering events based on our shares trading at $12.50, $15.00 and $17.50 per share following the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. The Class G founder shares will be convertible into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F founder shares and Class G founder shares) would equal, in the aggregate on an as-converted basis, 15%, 20% and 25% (based on varying triggers as discussed in more detail in this prospectus) of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters’ exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares.
If between the closing of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, the Class G ordinary shares for each such target achievement will automatically convert into Class A ordinary shares at the 15%, 20% and 25% conversion ratios described below (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):
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15% at $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “First Price Trigger”);

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20% at $15.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Second Price Trigger”); and

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25% at $17.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the “Third Price Trigger”).

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $15.00 but does not exceed $17.50 for 20 trading days within a 30-trading day period, both the First Price Trigger and Second Price Trigger target achievements will be met, resulting in the Class G ordinary shares converting into a number of Class A ordinary shares that, together with the Class A ordinary shares issued or issuable upon conversion of the Class F founder shares, would represent 20% of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option), plus (ii) the total number of Class A ordinary shares issued that would, based on these triggers, be issuable upon conversion of the Class F founder shares and Class G founder shares plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, without giving effect to (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares. In this case, assuming that all of the forward purchase shares and no other ordinary shares or equity-linked securities are issued in the business combination and assuming no exercise of the over-allotment option, the Class G ordinary shares would convert into an aggregate of 8,680,556 Class A ordinary shares.
In the event of any liquidation, merger, share exchange, reorganization or other similar transaction is consummated after our initial business combination (“Strategic Transaction”) that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, all of the then-outstanding Class G founder shares will automatically convert into Class A ordinary shares, contemporaneously with the closing of such Strategic Transaction, at a ratio such that the aggregate number of Class A ordinary shares issuable upon conversion of all founder shares (including both Class F ordinary shares and Class G ordinary shares) in the aggregate on an as-converted basis, would represent no more than 25% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon completion of this offering (including any over-allotment shares if the underwriters exercise their over-allotment option and without giving effect to any redemptions of any public shares in connection with the initial business combination), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion of the Class F founder shares and Class G founder shares, plus (iii) unless waived by our sponsor, the total number of Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, in connection with or in relation to the consummation of the initial business combination, including any forward purchase shares, and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and (y) any private placement shares, to be determined as follows: Number of Class A ordinary shares issuable upon conversion of Class G founder shares shall equal (i) the number of Class G founder shares then-outstanding multiplied by (ii) a fraction, the numerator of which is Black Scholes per share value of Class G founder shares (as determined by a third party) and the denominator of which is the per share value of Class A ordinary shares in the Strategic Transaction as of immediately prior to closing; provided the fraction shall not exceed 1.
All Class G ordinary shares that have not been converted to Class A ordinary shares on the 10th anniversary of our initial business combination will be automatically forfeited.
Any conversion of Class F ordinary shares and Class G ordinary shares described herein will take effect as a compulsory redemption of Class F ordinary shares and Class G ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class F ordinary shares and Class G ordinary shares convert into Class A ordinary shares at a rate of less than one to one. In connection with the sale of the forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell (i) any of their Class F founder shares (and any Class A ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) any of their Class G ordinary shares for any reason, other than to specified permitted transferees or subsequent to our initial business combination in connection with a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class G ordinary shares will not be subject to such restrictions on transfer (in each case except as described herein under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Shares”). We refer to such transfer restrictions throughout this prospectus as the lock-up. Our officers and directors are owners of our sponsor and, accordingly, will indirectly be subject to the lock-up.
Prior to our initial business combination, only holders of our Class F ordinary shares will have the right to vote on the appointment of directors. Holders of our Class G ordinary shares and public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Class F ordinary shares may remove a member of the board of directors for any reason. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, founder shares and holders of our Class A ordinary shares will vote together as a single class, with each share entitling the holder to one vote for each share held (on an as-converted to Class A ordinary share basis).

Register of Members
Under Cayman Islands law, we must keep a register of members and there shall be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares;

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whether voting rights are attached to the share in issue;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preferred shares
Our amended and restated memorandum and articles of association will provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.
Forward Purchase Shares and Additional Forward Purchase Shares
Prior to this offering, we have entered into the original forward purchase agreement with TPG, pursuant to which TPG agreed to purchase an aggregate of $50,000,000 of forward purchase shares, consisting of 5,000,000 Class A ordinary shares at a price of $10.00 per share. The purchase of the forward purchase shares is expected to take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. TPG’s obligation to purchase the forward purchase shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of TPG.
We also have entered into additional forward purchase agreements which provide that the additional forward purchasers agreed to purchase an aggregate of $125,000,000 of additional forward purchase shares, consisting of 12,500,000 Class A ordinary shares at a price of approximately $10.00 per share. Any purchases of the additional forward purchase shares are expected to take place in one or more private placements, but no later than simultaneously with the closing of our initial business combination. The sale of the additional forward purchase shares will be subject to the approval of our board of directors and our sponsor. We and the additional forward purchasers may determine, by mutual agreement, to increase the number of additional forward purchase shares at any time prior to our initial business combination.
The proceeds of purchases made under the forward purchase agreements will not be deposited in the trust account. The forward purchase shares and additional forward purchase shares will have no redemption rights in connection with our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase shares and additional forward purchase shares, as long as they are held by TPG or the forward transferees, and the additional forward purchasers, respectively, will have certain registration rights. In all other respects, the terms of the forward purchase shares and additional forward purchase shares, respectively, are expected to be identical to the terms of the Class A ordinary shares being issued in this offering. In connection with the sale of the forward purchase shares and additional forward purchase shares, we expect that the sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 10% of our issued and outstanding Class A ordinary shares at the time of the closing of the initial business combination and any forward purchase shares (without giving effect to any redemptions of public shares in connection with the initial business combination and excluding (x) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination, (y) any Class A ordinary shares issuable upon conversion of the Class G founder shares and (z) any private placement shares).
Pursuant to the forward purchase agreement, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares, additional forward purchase shares owned by TPG or the forward transferees, and the additional forward purchasers, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such closing.
Forward Purchase Shares and Additional Forward Purchase Shares
The forward purchase shares and additional forward purchase shares will have terms identical to the Class A ordinary shares being sold in this offering except that the forward purchase shares and additional forward purchase shares will have no redemption rights and no right to liquidating distributions from our trust account and, as long as the forward purchase shares and additional forward purchase shares are held by TPG or the forward transferees, and the additional forward purchasers, respectively, they will have certain registration rights (as described herein).
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, then we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the completion of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the completion of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent
The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Differences in Corporate Law
We are incorporated in the Cayman Islands. Our management chose the Cayman Islands as our place of incorporation because:
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we believe investors are increasingly familiar with special purpose investment vehicles organized as Cayman Islands companies;

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we believe we will have added flexibility in our selection of an initial business combination as a Cayman Islands company because of its favorable tax system;

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of its political and economic stability;

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of its effective judicial system;

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of the absence of exchange control or currency restrictions; and

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of the availability of professional support services.

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2∕3% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control or through contractual arrangements, of an operating business.
Shareholders’ Suits.    Maples and Calder, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•
a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•
those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by our Maples and Calder, our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Our Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.
Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as converted basis, 26% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and including the Class F and G ordinary shares and the private placement shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose.

Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:
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if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•
prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination;

•
although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or from an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•
if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our net assets held in the trust account (net of any amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination;

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if our shareholders approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

•
we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act, 2017 of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.
Privacy Notice
This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).
In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
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where this is necessary for the performance of our rights and obligations under any purchase agreements;

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where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will provide that our Board will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual general meetings
Our authorized but unissued Class A ordinary shares and preferred shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Securities Eligible for Future Sale
Immediately after this offering we will have 45,000,000 (or 51,750,000 if the underwriters’ over-allotment option is exercised in full) Class A ordinary shares issued and outstanding, excluding any private placement shares and an aggregate of 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares held by the sponsor that are subject to forfeiture to the extent that the Company does not complete an initial business combination or achieve certain market price criteria for its Class A ordinary shares. Of these shares, the Class A ordinary shares sold in this offering (45,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 51,750,000 shares of our Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (on an as-converted basis, up to 15,000,000 founder if the underwriters’ over-allotment option is not exercised and up to 17,250,000 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement shares (1,100,000 private placement shares if the underwriters’ over-allotment option is not exercised and 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. These restricted securities will be subject to registration rights as more fully described below under “— Registration Rights.”
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of Class A ordinary shares then outstanding, which will equal 450,000 shares immediately after this offering (or 517,500 if the underwriters exercise their over-allotment option in full), on an as converted basis; or

•
the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell its private placement shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares and private placement shares will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination, or (B) subsequent to our initial business combination, if the last sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement shares,30 days after the completion of our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares and private placement shares.
Pursuant to the forward purchase agreements, we expect to agree that we will use our commercially reasonable efforts to file within 30 calendar days after the closing of our initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and additional forward purchase shares owned by TPG or the forward transferees, and each additional forward purchaser, respectively, and use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after such closing.
We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
We have applied to list our Class A ordinary shares on the NYSE under the symbol “TPGT”. We expect that our public shares will be listed on the NYSE on or promptly after the effective date of the registration statement. We cannot guarantee that our securities will be approved for listing.

CERTAIN INCOME TAX CONSIDERATIONS
The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions
In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with TPG Pace Tech Opportunities II Corp. (“the Company”).
1
That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2
In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1
On or in respect of the shares, debentures or other obligations of the Company;

OR
2.2
by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3
These concessions shall be for a period of twenty years from the date hereof.

Certain United States Federal Income Tax Considerations
General
The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Class A ordinary shares that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Class A ordinary shares who are initial purchasers of shares pursuant to this offering and hold such shares as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Class A ordinary shares will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of by a prospective investor in light of its particular circumstances, including:
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our founders, sponsors, officers or directors or holders of founder shares, forward purchase shares or private placement shares;

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financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market tax accounting rules;

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tax-exempt entities;

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S-corporations;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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PFICs;

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controlled foreign corporations;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our shares (by vote or value);

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persons that acquired our Class A ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

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persons that hold our Class A ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of Class A ordinary shares that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person.
This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our Class A ordinary shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding our Class A ordinary shares, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES. EACH PROSPECTIVE INVESTOR IN OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
Taxation of Distributions
Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain other requirements (including holding period requirements) are met. It is unclear whether certain redemption rights described in this prospectus may suspend the running of the required holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” below).
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.
The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
Redemption of Class A Ordinary Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (referred to herein as a redemption), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of Class A ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares” above. If the redemption does not qualify as a sale or exchange of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the closing of our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly-held corporation who exercises no control over corporate affairs (but the stock of which was voting stock) may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, possibly in other shares constructively owned by it.

PFIC Rules
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception to our current taxable year, perhaps until after the end of our two taxable years following our start-up year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Class A ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares and the U.S. Holder did not make either a QEF election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares, any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.
If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Generally, if made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. If a U.S. Holder does not file the required IRS Form 8621, such person may be subject to substantial penalties, and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such person for the related tax year may not close before the date which is three years after the date on which such form is filed.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our shares under their particular circumstances.
Tax Reporting
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Class A ordinary shares that is an individual, corporation, estate or trust and is not a U.S. Holder, but such term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our shares.
Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate. A Non-U.S. Holder is urged to consult its tax advisor regarding the tax consequences of an investment in, receipt of any dividend (including a constructive dividend) on and a sale, redemption or other disposition of our Class A ordinary shares.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING
Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A ordinary shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:
Underwriter	Number of Shares
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Northland Securities, Inc.
Siebert Williams Shank & Co., LLC
Total
The underwriting agreement provides that the obligations of the underwriters to purchase the Class A ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Class A ordinary shares in this offering if any are purchased (other than those covered by the over-allotment option described below) if they purchase any of the Class A ordinary shares. The offering of the Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any offer in whole or in part.
Class A ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the Class A ordinary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more Class A ordinary shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 6,750,000 additional Class A ordinary shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Class A ordinary shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A ordinary shares that are the subject of this offering.
We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Class A ordinary shares, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private placement shares, (2) issue and sell the additional Class A ordinary shares to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to the registration rights agreement or the forward purchase agreements, as applicable, to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares and the private placement shares and ordinary shares issuable upon exercise of the shares, the forward purchase shares and additional forward purchase shares, (4) issue securities in connection with a Business Combination, including the forward purchase shares and (5) publicly announcing our intention to do any of the foregoing. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of: (A) one year after the completion of our initial business combination, or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, capitalization of shares, share dividends, right issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, (except with respect to permitted transferees as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Shares”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.
The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Shares”).
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the Class A ordinary shares was determined by negotiations between us and the Representatives.
The determination of our per Class A ordinary shares offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the Class A ordinary shares, Class A ordinary shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our public shares will develop and continue after this offering.
We have applied to have our Class A ordinary shares listed on the NYSE under the symbol “TPGT”.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Paid by TPG Pace Tech Opportunities II Corp.
	No Exercise	Full Exercise
Per Share(1)	$0.55	$0.55
Total(1)	$24,750,000	$28,462,500

(1)
Includes $0.35 per share, or $15,750,000 (or up to $18,112,500 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Of such amount, at the sole discretion of our management team, up to 30% of the deferred underwriting commissions (or $4,725,000, or $5,433,750 if the over-allotment option is exercised in full) may be paid to third parties not participating in this offering (but who are members of FINRA) that assist us in identifying and consummating our initial business combination.

The underwriters have agreed to reimburse us for certain other expenses relating to this offering. In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.
If we do not complete our initial business combination within 24 months from the closing of this offering, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, to the public shareholders.
In connection with the offering, the underwriters may purchase and sell Class A ordinary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering.

•
“Covered” short sales are sales of Class A ordinary shares in an amount up to the number of Class A ordinary shares represented by the underwriters’ over-allotment option.

•
“Naked” short sales are sales of Class A ordinary shares in an amount in excess of the number of Class A ordinary shares represented by the underwriters’ over-allotment option.

•
Covering transactions involve purchases of Class A ordinary shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase Class A ordinary shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase Class A ordinary shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares available for purchase in the open market as compared to the price at which they may purchase Class A ordinary shares through the over-allotment option.

•
Stabilizing transactions involve bids to purchase Class A ordinary shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares. They may also cause the price of the Class A ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that our portion of the total expenses of this offering payable by us will be $900,000, excluding underwriting discounts and commissions.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters are acting as placement agents in connection with the third party forward purchase agreements, for which they will receive customary fees upon the successful completion of a business combination and the receipt of proceeds from the forward purchase agreements.
We are not under any contractual obligation to engage any of the underwriters or one of their respective affiliates to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters or one of their respective affiliates may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters or their respective affiliates provides services to us after this offering, we may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

Financial Advisor
TPG Capital BD, LLC, an affiliate of TPG, is acting as our independent financial advisor as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which it will receive a fee of $832,500 (or $957,375 if the underwriters’ over-allotment option is exercised in full), which shall be payable upon the closing of this offering. The payment of such a fee is not typical for blank check companies. TPG Capital BD, LLC is engaged to represent our interests only and is independent of the underwriters. TPG Capital BD, LLC is not acting as an underwriter and will not sell or offer to sell any securities in this offering, nor will it identify or solicit potential investors in this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area (“EEA”)
In relation to each member state of the EEA (each, a “Member State”), no offer of public shares may be made to the public in that Member State other than:
a.
to any legal entity which is a qualified investor as defined in the Prospectus Regulation; or

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer.

Each person who initially acquires any public shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and us that it is a “qualified investor” as defined in the Prospectus Regulation.
In the case of any public shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the public shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any public shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of public shares to the public” in relation to any public shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the public shares to be offered so as to enable an investor to decide to purchase public shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
This prospectus is only made available to an investor in a Member State that qualifies as a “professional investor” under the Markets in Financial Instruments Directive (2014/65/EU). Accordingly, no key information document required by Regulation (EU) no 1286/2014 (the “PRIIPs Regulation”) for offering public shares or otherwise making them available to retail investors in the EEA has been prepared. Offering public shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Notice to Prospective Investors in the United Kingdom
No offer of public shares may be made to the public in the United Kingdom other than:
a.
to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation; or

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer.

Each person who initially acquires any public shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and us that it is a “qualified investor” as defined in the UK Prospectus Regulation.

In the case of any public shares being offered to a financial intermediary as that term is used in Article 5 of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the public shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any public shares to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of public shares to the public” in relation to any public shares in the United Kingdom means the communication in any form and by means of sufficient information on the terms of the offer and the public shares to be offered so as to enable an investor to decide to purchase public shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of section 3 of the European Union (Withdrawal) Act 2018 and the Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234.
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The public shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such public shares will be engaged in only with, relevant persons.
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents. This prospectus is only made available to an investor in the United Kingdom which qualifies as a “professional client” under Schedule 1 of the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018/1403. Accordingly, no key information document required by the Packaged Retail and Insurance-based Investment Products (Amendment) (EU Exit) Regulations 2019/403 (the “UK PRIIPs Regulation”) for offering public shares or otherwise making them available to retail investors in the United Kingdom has been prepared. Offering public shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the public shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The public shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the public shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the public shares to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1b or 2b or 31b of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The public shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The public shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the public shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to public shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The public shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the public shares may not be circulated or distributed, nor may the public shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the public shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the public shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the public shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the public shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the relevant issuer has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the public shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the Cayman Islands
No offer or invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our securities.
Notice to Canadian Residents
Resale Restrictions
The distribution of public shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the public shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing public shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the public shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•
where required by law, the purchaser is purchasing as principal and not as agent, and

•
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of public shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the public shares in their particular circumstances and about the eligibility of the public shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Weil, Gotshal & Manges, LLP, New York, New York, is acting as counsel in connection with the registration of our ordinary shares under the Securities Act. Maples and Calder, Cayman Islands, will pass upon the validity of the ordinary shares and matters of Cayman Islands law. In connection with this offering, Ropes & Gray LLP is acting as counsel to the underwriters.
EXPERTS
The financial statements of TPG Pace Tech Opportunities II Corp. as of January 8, 2021 and for the period January 4, 2021(inception) through January 8, 2021, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon request, we will provide electronic copies of our public filings free of charge.

TPG PACE TECH OPPORTUNITIES II CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors
TPG Pace Tech Opportunities II Corp.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of TPG Pace Tech Opportunities II Corp. (the Company) as of January 8, 2021, the related statements of operations, changes in shareholder’s equity, and cash flows for period from January 4, 2021 (inception) through January 8, 2021, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 8, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2021.
Fort Worth, Texas
January 15, 2021, except for the paragraphs discussing the organization and proposed offering in Note 1, the paragraph discussing the proposed offering in Note 3, and the paragraphs discussing the private placement shares and the forward purchase agreements in Note 4, as to which the date is March 8, 2021 and the paragraphs discussing the recapitalization, the promissory note, and the original and additional forward purchase agreements in Note 6, as to which the date is March 25, 2021.

TPG Pace Tech Opportunities II Corp.
Balance Sheet
January 8, 2021
Assets
Current assets:
Cash	$25,000
Deferred offering costs	33,334
Total assets	$58,334
Liabilities and shareholder’s equity
Current liabilities:
Accrued formation and offering costs	$42,104
Total liabilities	42,104
Commitments and contingencies
Shareholder’s equity:
Preferred shares, $0.0001 par value; 5,000,000 shares authorized, none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding	—
Class F ordinary shares, $0.0001 par value; 50,000,000 shares authorized, 20,000,000 shares issued and outstanding	2,000
Additional paid-in capital	23,000
Accumulated deficit	(8,770)
Total shareholder’s equity	16,230
Total liabilities and shareholder’s equity	$58,334
The accompanying notes are an integral part of these financial statements.

TPG Pace Tech Opportunities II Corp.
Statement of Operations
For the Period from January 4, 2021 (inception) to January 8, 2021
Revenue	$—
Formation costs	8,770
Net loss attributable to ordinary shares	$(8,770)
Net loss per ordinary share:
Basic and diluted	$(0.00)
Weighted average ordinary shares outstanding:
Basic and diluted	4,000,000
The accompanying notes are an integral part of these financial statements.

TPG Pace Tech Opportunities II Corp.
Statement of Changes in Shareholder’s Equity
	Preferred Shares		Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 4, 2021 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Sale of Class F ordinary shares to Sponsor on January 8, 2021 at $0.001 per share	—	—	—	—	20,000,000	2,000	23,000	—	25,000
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(8,770)	(8,770)
Balance at January 8, 2021	—	$—	—	$—	20,000,000	$2,000	$23,000	$(8,770)	$16,230
The accompanying notes are an integral part of these financial statements.

TPG Pace Tech Opportunities II Corp.
Statement of Cash Flows
For the Period from January 4, 2021 (inception) to January 8, 2021
Cash flows from operating activities:
Net loss attributable to ordinary shares	$(8,770)
Changes in operating assets and liabilities:
Deferred offering costs	(33,334)
Accrued formation and offering costs	42,104
Net cash provided by operating activities	—
Cash flows from financing activities:
Proceeds from sale of Class F ordinary shares to Sponsor	25,000
Net cash provided by financing activities	25,000
Net change in cash	25,000
Cash at beginning of period	—
Cash at end of period	$25,000
The accompanying notes are an integral part of these financial statements.

TPG Pace Tech Opportunities II Corp.
Notes to the Financial Statements
1.
Description of Organization and Business Operations

Organization and General
TPG Pace VII Holdings Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on January 4, 2021. On January 13, 2021, the Company filed with the Registrar of Companies of the Cayman Islands to amend and restate the Memorandum and Articles of Association to change the name of the Company to TPG Pace Tech Opportunities II Corp. On January 14, 2021, the Company filed with the Registrar of Companies of the Cayman Islands to amend and restate the Memorandum and Articles of Association to rename Class B ordinary shares as Class F ordinary shares. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not identified nor initiated any substantive discussions, directly or indirectly with any target business. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
The Company was formed on January 4, 2021 and as of that date had not commenced operations. On January 8, 2021, the Company was funded with $25,000 for which it issued Founder Shares (as defined below). All activity for the period from January 4, 2021 (inception) through January 8, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate operating revenues prior to the completion of the Business Combination and will generate non-operating income in the form of interest income on Permitted Investments (as defined below) from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end.
Sponsor
The Company’s sponsor is TPG Pace Tech Opportunities II Sponsor, Series LLC, a Delaware Series limited liability company (the “Sponsor”). On January 8, 2021, the Sponsor purchased an aggregate of 20,000,000 Class F ordinary shares (“Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.001 per share. Prior to the Sponsor’s initial investment in the Company of $25,000, the Company had no assets. The purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the number of Founder Shares issued by the Company.
Proposed Offering
The Company intends to finance a Business Combination with proceeds from the Proposed Offering of Class A ordinary shares, $0.0001 par value, of the Company (the “Public Shares”) at $10.00 per share and from the sale of Class A ordinary shares (“Private Placement Shares”) at $10.00 per share. The underwriters will be granted an over-allotment option for up to a specified number of Class A ordinary shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
The Trust Account
Of the proceeds from the Proposed Offering and the sale of the Private Placement Shares, the proceeds from the Proposed Offering will be deposited into a non-interest bearing U.S. based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”). The funds in the Trust Account will be invested only in specified U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a 7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively “Permitted Investments”).
Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to pay taxes. The proceeds from the Proposed Offering and the sale of the

Private Placement Shares will not be released from the Trust Account until the earliest of (i) the completion of the Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination within 24 months from the close of the Proposed Offering and (iii) the redemption of all of the Company’s Public Shares if it is unable to complete the Business Combination within 24 months from the close of the Proposed Offering.
The remaining proceeds outside the Trust Account may be used to pay business, legal and accounting due diligence on prospective acquisitions, listing fees and continuing general and administrative expenses.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. As used herein, the target business must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company signing a definitive agreement.
After signing a definitive agreement for a Business Combination, the Company will provide the public shareholders with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting to approve the Business Combination or (ii) by means of a tender offer. Each public shareholder may elect to redeem their shares irrespective of whether they vote for or against the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be approximately $10.00 per Public Share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by any deferred underwriting commissions payable to underwriters. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval under the law or stock exchange listing requirements. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, after payment of the deferred underwriting commission. In such an instance, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
The Company has 24 months from the closing date of the Proposed Offering to complete its Business Combination. If the Company does not complete a Business Combination within this period, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The initial shareholders and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to the

Founder Shares and Private Placement Shares if the Company fails to complete the Business Combination within 24 months from the closing of the Proposed Offering. However, if the initial shareholders acquire Public Shares after the Proposed Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within the allotted 24-month time period.
The underwriters have agreed to waive their rights to any deferred underwriting commission held in the Trust Account in the event the Company does not complete the Business Combination and those amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.
If the Company fails to complete the Business Combination, the redemption of the Company’s Public Shares will reduce the book value of the shares held by the initial shareholders, who will be the only remaining shareholders after such redemptions.
If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes. As a result, such ordinary shares will be recorded at their redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480, “Distinguishing Liabilities from Equity.”
2.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at January 8, 2021 and the results of operations and cash flows for the period presented. The financial statements have been prepared on a going concern basis, based on the assumption the Company will receive proceeds from the Proposed Offering as described above in Note 1 — Description of Organization and Business Operations.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities and Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Cash
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash equivalents as of January 8, 2021.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet due to their short-term nature.
Fair Value Measurement
ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).
Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.
The three levels of the fair value hierarchy under ASC 820 are as follows:
Level I — Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.
Level II — Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level III — Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.
In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.
Net Loss per Ordinary Share
Net loss per ordinary share is computed by dividing net gain applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period, plus to the extent dilutive the incremental number of shares of ordinary shares to settle warrants, as calculated using the treasury stock method. At January 8, 2021, the Company did not have any dilutive securities or other contracts that could potentially be exercised or converted into ordinary shares and then share in the earnings of the Company under the treasury stock method.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering”. The Company will incur offering costs in connection with the Proposed Offering. These costs, together with the underwriter discount, will be charged to additional paid-in capital upon completion of the Proposed Offering or to operations if the Proposed Offering is not completed.
Income Taxes
Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 8, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with federal income tax regulations, income taxes are not levied on the Company, but rather on the individual owners. United States (“U.S.”) taxation would occur on the individual owners if certain tax elections are made by U.S. owners and the Company were treated as a passive foreign investment company. Additionally, U.S. taxation could occur to the Company itself if the Company is engaged in a U.S. trade or business. The Company is not expected to be treated as engaged in a U.S. trade or business at this time.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3.
Proposed Offering

Pursuant to the Proposed Offering, the Company intends to offer for sale Public Shares at a price of $10.00 per share. The Company will grant the underwriters a 45-day option to purchase up to a specified number of additional Public Shares to cover over-allotments, if any.
4.
Related Party Transactions

Founder Shares
On January 8, 2021, the Sponsor purchased 20,000,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.001 per share. The purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the number of Founder Shares issued. The number of Founder Shares issued was based on the expectation that the Founder Shares represent 20% of the sum of the Company’s issued and outstanding Founder Shares and Public Shares upon completion of the Proposed Offering. Should the Company increase or decrease the size of the Proposed Offering, the Company will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of Founder Shares at 20% of the sum of the Founder Shares and Public Shares upon the consummation of the Proposed Offering. Prior to the Proposed Offering, the Sponsor expects to surrender Founder Shares for no consideration and has agreed to surrender additional Founder Shares depending on the extent to which the underwriters’ over-allotment option is exercised.
The Founder Shares are identical to the Public Shares being sold in the Proposed Offering except that:
• only holders of the Founder Shares have the right to vote on the election of directors prior to the Business Combination;
• the Founder Shares are subject to certain transfer restrictions, as described in more detail below;
• the initial shareholders and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Business Combination within 24 months from the Proposed Offering. If the Company submits the Business Combination to the public shareholders for a vote, the initial shareholders have agreed, pursuant to such letter agreement, to vote their Founder Shares and any Public Shares purchased during or after the Proposed Offering in favor of the Business Combination; and
• the Founder Shares are automatically convertible into Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights.
Additionally, the Sponsor and initial shareholders will agree not to transfer, assign or sell any of their Founder Shares until the earlier of (i) one year after the completion of the Business Combination or (ii) subsequent to the Business Combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (iii) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Lock Up Period”).
Private Placement Shares
The Sponsor will purchase from the Company Private Placement Shares at a price of $10.00 per share in a private placement that will occur simultaneously with the completion of the Proposed Offering. The Private Placement Shares will not be transferable, assignable or salable until 30 days after the completion of the Business Combination.
If the Company does not complete the Business Combination within 24 months from the closing of the Proposed Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Private Placement Shares will become worthless.
Forward Purchase Agreements
Prior to the Proposed Offering, an affiliate of the Company (the “TPG Forward Purchaser”) intends to enter into a forward purchase agreement (the “Original Forward Purchase Agreement”). The TPG Forward Purchaser has agreed to purchase Class A ordinary shares at a price of $10.00 per Class A ordinary share (the “Forward Purchase Shares”). The purchase of the Forward Purchase Shares will take place in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of the Business Combination. The TPG Forward Purchaser’s obligation to purchase the Forward Purchase Shares may be transferred, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of the TPG Forward Purchaser to purchase the Forward Purchase Shares under the Original Forward Purchase Agreement. As an inducement to a transferee that is not an affiliate of the TPG Forward Purchaser to assume the TPG Forward Purchaser’s obligation to purchase the Forward Purchase Securities, the Company may agree to issue on a case-by-case basis to such transferee at the time of the forward purchase, in addition to the Forward Purchase Shares, an additional number of Class A ordinary shares equal to 10% of the Forward Purchase Shares purchased by such transferee for no additional cash consideration, potentially lowering the effective purchase price of the forward purchase shares to approximately $9.09 per Class A ordinary share. In addition, the Sponsor shall forfeit a number of Founder Shares equal to such additional amount of Class A ordinary shares issued to such transferee at the time of the additional forward purchase.
The Company also intends to enter into forward purchase agreements (the “Additional Forward Purchase Agreements”) with other third parties (the “Additional Forward Purchasers”) which provide that the Additional Forward Purchasers will purchase Class A ordinary shares at a price of approximately $10.00 per Class A ordinary share (the “Additional Forward Purchase Shares”). Any purchases of the Additional Forward Purchase Shares will also take place in one or more private placements, but no later than simultaneously with the closing of the Business Combination. The sale of the Additional Forward Purchase Securities will be subject to the approval of the board of directors and the Sponsor.
The proceeds of all purchases made pursuant to the Original Forward Purchase Agreement and Additional Forward Purchase Agreements will be deposited into the Company’s operating account.
The terms of the Forward Purchase Shares and Additional Forward Purchase Shares, respectively, will generally be identical to the terms of the Class A ordinary shares being issued in the Proposed Offering, except that the Forward Purchase Shares and Additional Forward Purchase Shares will have no redemption rights and will have no right to liquidating distributions from the Trust Account. In addition, as long as the Forward Purchase Shares and the Additional Forward Purchase Shares are held by the TPG Forward Purchaser and Additional Forward Purchasers, they will have certain registration rights. In connection with the sale of the Forward Purchase Shares and the Additional Forward Purchase Shares, except to the extent of any forfeitures of Founder Shares by the Sponsor in connection with the forward purchases, the Company expects that the Sponsor will receive an aggregate number of additional Class A ordinary shares so that the initial shareholders, in the aggregate, on an as-converted basis, will hold 20% of the sum of the Public Shares and Founder Shares at the time of the closing of the Business Combination.
Registration Rights
Holders of the Founder Shares and Private Placement Shares will be entitled to registration rights pursuant to a registration rights agreement to be signed on or prior to the effective date of the Proposed Offering. The holders of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to other registration statements filed by the Company subsequent to its completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that that Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Indemnity
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Administrative Service Agreement
The Company will enter into an agreement to pay for office space, administrative and support services to an affiliate of the Sponsor upon completion of the Proposed Offering, and will terminate the agreement upon the earlier of a Business Combination or the liquidation of the Company.
5.
Shareholder’s Equity

Ordinary Shares
The Company is currently authorized to issue 50,000,000 Founder Shares and 500,000,000 Class A ordinary shares. At January 8, 2021, there were 20,000,000 Founder Shares issued and outstanding and no Class A ordinary shares issued or outstanding.
Preferred Shares
The Company is authorized to issue 5,000,000 preferred shares. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At January 8, 2021, there were no preferred shares issued and outstanding.
Dividend Policy
The Company has not paid and does not intend to pay any cash dividends on its ordinary shares prior to the completion of the Business Combination. Additionally, the Company’s board of directors does not contemplate or anticipate declaring any share dividends in the foreseeable future.
6.
Subsequent Events

On March 18, 2021, in its Second Amended and Restated Memorandum and Articles of Association, the Company authorized the issuance of up to 30,000,000 Class G ordinary shares, par value of $0.0001 per share. On March 18, 2021, the Company’s board of directors approved a recapitalization whereby the Sponsor forfeited 15,000,000 Class F ordinary shares for no consideration and received 10,000,000 Class G ordinary shares at par value $0.0001 per share. As of March 18, 2021, the Sponsor held 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares.
On March 18, 2021, the Company entered into the Forward Purchase Agreement for a total of 5,000,000 shares, or approximately $50,000,000.
On March 18, 2021, the Company entered into the Additional Forward Purchase Agreements for a total of 12,500,000 shares, or approximately $125,000,000.
On March 22, 2021 the Company’s Sponsor loaned the Company $750,000 under an unsecured non-interest bearing promissory note to pay up front costs associated with the Proposed Offering.
There are no other subsequent events through March 25, 2021, the date the financial statements were issued, which require adjustment or disclosure.

$450,000,000
45,000,000 Shares
TPG Pace Tech Opportunities II Corp.

PRELIMINARY PROSPECTUS

        , 2021
Until       , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
Legal fees and expenses	$400,000
Accounting fees and expenses	100,000
SEC expenses	25,093
FINRA expenses	35,000
Travel and road show	5,000
Directors and officers insurance(1)	200,000
NYSE listing and filing fees	85,000
Miscellaneous expenses	49,907
Total offering expenses	$900,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
On January 8, 2021, our sponsor purchased 20,000,000 Class F ordinary shares for an aggregate purchase price of $25,000, and such shares have been recapitalized into 5,000,000 Class F ordinary shares and 10,000,000 Class G ordinary shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the Company’s sponsor in connection with this offering.
In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 1,100,000 private placement shares (or 1,235,000 private placement shares if the underwriters’ over-allotment option is exercised in full) at $10.00 per share (for an aggregate purchase price of approximately $11,000,000 (or $12,350,000 if the underwriters’ over-allotment option is exercised in full)). This purchase will take place on a private placement basis simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The Exhibit Index is incorporated herein by reference.

(b)
Financial Statements.   See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

(1)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Certificate of Incorporation on Change of Name.*
3.3	Amended and Restated Memorandum and Articles of Association.*
3.4	Second Amended and Restated Memorandum and Articles of Association.*
3.5	Form of Third Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Class A Ordinary Share Certificate.*
5.1	Opinion of Maples and Calder, Cayman Islands, Legal Counsel to the Registrant.*
10.1	Form of Promissory Note, dated , 2021, issued to TPG Pace Tech Opportunities II Sponsor, Series LLC.*
10.2	Form of Letter Agreement among the Registrant and its officers and directors and TPG Pace Tech Opportunities II Sponsor, Series LLC.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*
10.5	Securities Subscription Agreement, dated January 12, 2021, between the Registrant and TPG Pace Tech Opportunities II Sponsor, Series LLC.*
10.6	Form of Private Placement Shares Purchase Agreement between the Registrant and TPG Pace Tech Opportunities II Sponsor, Series LLC.*
10.7	Form of Indemnity Agreement.*
10.8	Form of Administrative Services Agreement between the Registrant and TPG Pace Tech Opportunities II Sponsor, Series LLC.*
10.9	Form of Forward Purchase Agreement between the Registrant and an affiliate of TPG Global, LLC.*
10.10	Form of Forward Purchase Agreement between the Registrant and other third parties.*
10.11	Form of Engagement Letter between the Registrant and TPG Capital BD, LLC.*
23.1	Consent of KPMG LLP.**
23.2	Consent of Maples and Calder (included on Exhibit 5.1).*
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Consent of David Bonderman.*
99.2	Consent of Julie Hong Clayton.*
99.3	Consent of Chad Leat.*
99.4	Consent of Traci Mercer.*
99.5	Consent of Kathleen Philips.*
99.6	Consent of Wendi Sturgis.*

*
Previously filed.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 25th day of March, 2021.
TPG PACE TECH OPPORTUNITIES II CORP.
By:
/s/ Karl Peterson

Name:
Karl Peterson

Title:
Non-Executive Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
* Greg Mrva	President (Principal Executive Officer)	March 25, 2021
* Martin Davidson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2021
* Karl Peterson	Non-Executive Chairman and Director	March 25, 2021
By: /s/ Karl Peterson Name: Karl Peterson Title: Attorney-in-fact